                                                                   EXHIBIT 10.17


                            STERLING COMMERCE, INC.

                   REVOLVING CREDIT AND TERM LOAN AGREEMENT


                          DATED AS OF OCTOBER 1, 1996

                                     AMONG

                           STERLING COMMERCE, INC.,

                                      AND

                      THE FIRST NATIONAL BANK OF BOSTON,

                                   AS AGENT,
                                      ------

                                      AND

                                   THE BANKS

                         LISTED ON SCHEDULE 1.1 HERETO
                                   -------- ---

                            STERLING COMMERCE, INC.
                   REVOLVING CREDIT AND TERM LOAN AGREEMENT

                               TABLE OF CONTENTS

Section                                                                   Page
-------                                                                   ----

SECTION 1.    DEFINITIONS AND RULES OF
              INTERPRETATION..............................................   1

        1.1.  Definitions.................................................   1
        1.2.  Accounting Terms and Determinations.........................  14
        1.3.  Rules of Interpretation.....................................  14

SECTION 2.    THE CREDIT..................................................  15

        2.1.  Loans.......................................................  15
        2.2.  Reduction of Total Commitment...............................  15
        2.3.  The Notes...................................................  16
        2.4.  Interest....................................................  16
        2.5.  Interest on Overdue Amounts.................................  17
        2.6.  Interest Rate Elections; Requests
               for Loans..................................................  17
        2.7.  Conversion Options..........................................  17
        2.8.  Funds for Loans.............................................  18
        2.9.  Maturity of the Loans,
               Repayment in Installments..................................  19
        2.10. Mandatory Repayments........................................  20
        2.11. Optional Prepayment of Principal............................  20
        2.12. Commitment Fee..............................................  20
        2.13. Agent's Fee.................................................  21
        2.14. Closing Fee.................................................  21

SECTION 2A.     LETTERS OF CREDIT.........................................  21

        2A.1. Letter of Credit Commitments................................  21
        2A.2. Reimbursement Obligation of the Company.....................  22
        2A.3. Letter of Credit Payments...................................  23
        2A.4. Obligations Absolute........................................  24
        2A.5. Reliance By Issuer..........................................  24
        2A.6. Letter of Credit Fee........................................  25

SECTION 3.    CERTAIN GENERAL PROVISIONS..................................  25

        3.1.  Funds for  Payments.........................................  25
        3.2.  Computations................................................  26
        3.3.  Additional Costs, Etc.......................................  26

        3.4.  Indemnification for Losses..................................  27
        3.5.  Capital Adequacy............................................  28
        3.6.  Bank Certificate............................................  29
        3.7.  Inability to Determine Eurodollar Rate......................  29
        3.8   Illegality..................................................  30

SECTION 4.    GUARANTY....................................................  30

SECTION 5.    REPRESENTATIONS AND WARRANTIES..............................  30

        5.1.  Corporate Existence.........................................  30
        5.2.  Subsidiaries; Shares Owned By The Commerce Companies........  31
        5.3.  Corporate Authority, Etc....................................  31
        5.4.  Binding Effect of Documents, Etc............................  32
        5.5.  No Defaults or Events of Default............................  32
        5.6.  Chief Executive Offices; Mailing Addresses..................  33
        5.7.  Financial Statements and Projections........................  33
        5.8.  No Material Changes, Etc....................................  33
        5.9.  Mortgages and Liens.........................................  34
        5.10. Indebtedness................................................  34
        5.11. Litigation..................................................  34
        5.12. No Default..................................................  34
        5.13. Taxes.......................................................  35
        5.14. True Copies of Charter and Other Documents..................  35
        5.15. Employee Benefit Plans......................................  36
        5.16. Other Representations.......................................  37
        5.17. Disclosure..................................................  37
        5.18. Holding Company and Investment Company Acts.................  37
        5.19. Regulations U and X.........................................  37
        5.20. Franchises, Patents, Copyrights, Etc........................  38
        5.21  Non-Guarantor Subsidiaries..................................  38
        5.22. Environmental Compliance....................................  38
        5.23. Solvency....................................................  39

SECTION 6.    CONDITIONS TO THE FIRST LENDING.............................  39

        6.1.  Loan Documents, Etc.........................................  39
        6.2.  Legality of Transactions, Etc...............................  40
        6.3.  Representations and Warranties..............................  40
        6.4.  Performance, Etc............................................  40
        6.5.  Certified Copies of Charter Documents.......................  40
        6.6.  Proof of Corporate Action...................................  40
        6.7.  Incumbency Certificate......................................  41
        6.8.  Proceedings and Documents...................................  41
        6.9.  Legal Opinions..............................................  41
        6.10. UCC Search Results..........................................  41
        6.11. Completion of Spin-Off......................................  41
        6.12. Insurance Certificates......................................  41
        6.13. Payment of Fees.............................................  42

SECTION 7.    CONDITIONS TO SUBSEQUENT LOANS..............................  42

        7.1.  Legality of Transactions....................................  42
        7.2.  Representations and Warranties
               No Default or Event of Default.............................  42
        7.3.  Performance, Etc............................................  43
        7.4.  Proceedings and Documents...................................  43
        7.5.  Continued Compliance with Certain Regulations...............  43
        7.6.  Governmental Regulation.....................................  43

SECTION 8.    AFFIRMATIVE COVENANTS OF THE COMPANY........................  43

        8.1   Punctual Payment............................................  43
        8.2.  Legal Existence, Etc........................................  44
        8.3.  Use of Loan Proceeds........................................  44
        8.4.  Financial Statements........................................  44
        8.5.  Notice of Litigation and Judgment and Environmental Events..  45
        8.6.  Notice of Default...........................................  46
        8.7.  Books and Records...........................................  46
        8.8.  Insurance...................................................  46
        8.9.  Taxes.......................................................  47
        8.10. Conduct of Business.........................................  47
        8.11. Compliance with Law, Contracts, Licenses and Permits........  48
        8.12. Access to Properties and Books; Commercial
                Finance Examinations; Confidentiality.....................  48
        8.13. Allowances..................................................  49
        8.14. Change of Corporate Name; Maintenance of Office.............  50
        8.15. Employee Benefit Plan.......................................  50
        8.16. Corporate Existence; Maintenance of Properties..............  50
        8.17. Activation of Non-Guarantor Subsidiaries....................  51
        8.18. Deactivation of Commerce Subsidiaries.......................  52
        8.19. New Subsidiaries............................................  52
        8.20. Further Assurances..........................................  52

SECTION 9.    NEGATIVE COVENANTS OF THE COMPANY...........................  53

        9.1.  Indebtedness................................................  53
        9.2.  Security Interests and Liens................................  55
        9.3.  Restrictions on Investments.................................  56
        9.4.  Merger and Consolidation....................................  56
        9.5.  Acquisitions................................................  56
        9.6.  Capital Expenditures........................................  58
        9.7.  Asset Dispositions..........................................  58
        9.8.  Change of Location..........................................  59
        9.9.  Employee Benefit Plans......................................  59
        9.10. Additional Shares...........................................  60
        9.11. Negative Pledges............................................  61
        9.12. Compliance with Environmental Laws..........................  61

        9.13  Distributions...............................................  61

SECTION 10.   FINANCIAL COVENANTS.........................................  61

        10.1. Profitability...............................................  62
        10.2. Operating Cash Flow to Interest Charges.....................  62
        10.3. Current Ratio...............................................  62
        10.4. Consolidated Tangible Net Worth.............................  62
        10.5. Liabilities to Net Worth Ratio..............................  62
        10.6. Total Debt To Operating Cash Flow Ratio.....................  62

SECTION 11.   EVENTS OF DEFAULT; ACCELERATION.............................  62

SECTION 12.   SETOFF......................................................  66

SECTION 13.   THE AGENT...................................................  67

        13.1. Authorization...............................................  67
        13.2. Employees and Agents........................................  67
        13.3. No Liability................................................  67
        13.4. No Representations..........................................  68
        13.5. Payments....................................................  68
        13.6. Holders of Notes............................................  69
        13.7. Indemnity...................................................  69
        13.8. Agent As Bank...............................................  69
        13.9. Resignation.................................................  69
       13.10. Notification of Defaults and Events of Default..............  70

SECTION 14.   EXPENSES....................................................  70

SECTION 15.   INDEMNIFICATION.............................................  71

SECTION 16.   SURVIVAL OF COVENANTS, ETC..................................  71

SECTION 17.   ASSIGNMENT AND PARTICIPATION................................  72

        17.1. Conditions to Assignment by Banks...........................  72
        17.2. Certain Representations and Warranties;
               Limitations; Covenants.....................................  72
        17.3. Register....................................................  73
        17.4. New Note....................................................  73
        17.5. Participations..............................................  74
        17.6. Disclosure..................................................  74
        17.7. Assignee or Participant Affiliated with the
               Commerce Companies.........................................  74
        17.8. Miscellaneous Assignment Provisions.........................  75
        17.9. Assignment by the Company...................................  75

SECTION 18.    NOTICES, ETC.......................  75

SECTION 19.    GOVERNING LAW......................  76

SECTION 20.    HEADINGS...........................  76

SECTION 21.    COUNTERPARTS.......................  76

SECTION 22.    ENTIRE AGREEMENT, ETC..............  77

SECTION 23.    CONSENTS, AMENDMENTS, WAIVERS, ETC.  77

SECTION 24.    USURY PROVISION....................  77

SECTION 25.    WAIVER OF JURY TRIAL...............  78

SECTION 26.    SEVERABILITY.......................  79

SECTION 27.    DELIVERY IN MASSACHUSETTS..........  78

                         LIST OF SCHEDULES AND EXHIBITS
                         ------------------------------


                                   SCHEDULES
                                   ---------

SCHEDULE 1.1     -    Banks
SCHEDULE 1.2     -    Commerce Accounts Receivable Agreements
SCHEDULE 1.3     -    Commerce Accounts Receivable Guaranties
SCHEDULE 1.4     -    Commerce Subsidiaries
SCHEDULE 1.5     -    Non-Guarantor Subsidiaries
SCHEDULE 5.2     -    Subsidiaries; Shares owned by the Commerce
                        Companies
SCHEDULE 5.6     -    Chief Executive Offices and Mailing Addresses
                       of the Company and each of the Commerce
                       Subsidiaries
SCHEDULE 5.9     -    Locations of Commerce Companies
SCHEDULE 5.11    -    Litigation
SCHEDULE 5.12    -    Defaults
SCHEDULE 5.13    -    Taxes
SCHEDULE 5.20    -    Intellectual Property
SCHEDULE 5.22    -    Environmental Matters
SCHEDULE 8.22    -    Post-Closing UCC Search Jurisdictions
SCHEDULE 9.1     -    Capitalized Leases; Indebtedness
SCHEDULE 9.2(a)  -    Existing Liens

                                   EXHIBITS
                                   --------

EXHIBIT A        -    Note
EXHIBIT B        -    Loan Request
EXHIBIT C        -    Opinion of Jones, Day, Reavis & Pogue
EXHIBIT D        -    Compliance Certificate
EXHIBIT E        -    Assignment and Acceptance
EXHIBIT F        -    Guaranty

                   REVOLVING CREDIT AND TERM LOAN AGREEMENT
                   --------- ------ --- ---- ---- ---------



       This REVOLVING CREDIT AND TERM LOAN AGREEMENT is made as of the 30th day of September, 1996, by and among STERLING COMMERCE, INC., a Delaware corporation (the "Company"), THE FIRST NATIONAL BANK OF BOSTON, a national banking association ("FNBB) and the other lending institutions listed on Schedule 1.1
                                                                 -------- ---
hereto, and THE FIRST NATIONAL BANK OF BOSTON, as agent for itself and such other lending institutions (the "Agent").

       (S)1.  DEFINITIONS AND RULES OF INTERPRETATION.
              ----------- --- ----- -- --------------

       (S)1.1.  DEFINITIONS.  The following terms shall have the meanings set
                -----------
forth in this (S)1.1 or elsewhere in the provisions of this Agreement referred to below:

       Accounts Receivable.  All rights of the Company and its Subsidiaries to
       -------- ----------
payment for goods sold, leased or otherwise marketed in the ordinary course of business and all rights of the Company and its Subsidiaries to payment for services rendered in the ordinary course of business and all sums of money or other proceeds due or to become due thereon pursuant to transactions with Persons, recorded on books of account in accordance with generally accepted accounting principles, excluding, however, from the foregoing definition of Accounts Receivable, all intercompany accounts receivable and deducting from the
-------- ----------
foregoing definition of Accounts Receivable the aggregate amount of all
                        -------------------
allowances therefor on the books of the Company and its Subsidiaries in accordance with generally accepted accounting principles.

       Affiliate.  Any Person that would be considered to be an affiliate
       ---------
Company under Rule 144(a) of the Rules and Regulations of the Securities and Exchange Commission, as in effect on the date hereof, if the Company were issuing securities.

       Agent.  The First National Bank of Boston, acting as agent for the Banks.
       -----

       Agent's Fee.  See (S)2.13.
       ------- ---

       Agent's Special Counsel.  Bingham, Dana & Gould LLP of Boston,
       ------- ------- -------
Massachusetts, or such other counsel as may be approved by the Agent.

       Agreement.  This Revolving Credit and Term Loan Agreement, including the
       ---------
Exhibits and Schedules hereto.

       Assignment and Acceptance.  See (S)17.1.
       ---------- --- ----------

       Authorized Officer.  Any corporate officer of the Company.
       ------------------

       Balance Sheet Date.  September 30, 1995, as specified in the Company's
       ------- ----- ----
pro forma balance sheet set forth in the S-1 Registration Statement of the
---------
Company filed with the Securities and Exchange Commission and originally dated December 20, 1995.

       Banks.  FNBB and the other lending institutions listed on Schedule 1.1
       -----                                                     -------- ---
hereto and any other Person who becomes an assignee of any rights and obligations of a Bank pursuant to (S)17.

       Base Rate.  The greater of (i) the annual rate of interest announced from
       ---- ----
time to time by FNBB at its head office in Boston, Massachusetts as its "base rate" (computed on the basis of a year of 360 days) and (ii) the annual rate of interest equal to the sum of (A) the Federal Funds Effective Rate for overnight funds in effect from time to time plus (B) one-half percent (1/2%). For the purposes of this definition, "Federal Funds Effective Rate" shall mean for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York and reported in The Wall Street Journal or other publication of
                            --- ---- ------ -------
national circulation selected by the Agent, or, if such rate is not so published and reported for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three funds brokers of recognized standing selected by the Agent.

       Base Rate Loan(s).  Loans bearing interest calculated by reference to the
       ---- ---- -------
Base Rate.

       Business Day.  Any day on which commercial banking institutions in
       -------- ---
Boston, Massachusetts and Dallas, Texas are open for the transaction of banking business and, when dealing in the Eurodollar Interbank Market as contemplated hereunder, also a day which is a Eurodollar Business Day.

       Capital Assets.  Fixed assets, tangible (such as land, building,
       ------- ------
fixtures, machinery and equipment) and intangible (such as intangible assets included in Capitalized Computer Software Costs and marketing rights), provided
                                                                       --------
that Capital Assets shall not include goodwill, non-compete agreements or customer base lists; and provided further that Capital Assets shall not include
                         -------- -------
any item customarily charged directly to expense or depreciated over a useful life of twelve (12) months or less in accordance with generally accepted accounting principles.

       Capital Expenditures.  Amounts paid or indebtedness incurred by the
       ------- ------------
Company or any of its Subsidiaries in connection with the purchase or lease by the Company or such Subsidiary of Capital Assets that would be required to be capitalized and shown on the balance sheet of such Person in accordance with generally accepted accounting principles; provided, however, that amounts paid
                                          --------  -------
or indebtedness incurred by the Company or any of its Subsidiaries in connection with the purchase or lease by the Company or such Subsidiary of Capital Assets pursuant to contracts or agreements with the United States government or any agency thereof shall not be included in the foregoing definition of Capital
                                                                    -------
Expenditures for so long as such amounts paid or indebtedness incurred is
------------
promptly reimbursed by the United States government or the applicable agency thereof to the Company or such Subsidiary.

       Capitalized Computer Software Costs.  For any fiscal period of the
       -----------------------------------
Company, the production costs for the development of computer software to be sold, leased or otherwise marketed which have been capitalized in accordance with generally accepted accounting principles and which otherwise would have been an expense in determining Consolidated Earnings Before Interest and Taxes.

       Closing Date.  The day on which all conditions set forth in (S)(S)6 and 7
       ------- ----
hereof have been satisfied and any Loans may be made or any Letter of Credit may be issued hereunder.

       Code.  The Internal Revenue Code of 1986, as amended and in effect from
       ----
time to time.

       Commerce Accounts Receivable.  Amounts receivable for products licensed
       ----------------------------
or leased, or for product support and services provided, by any of the Commerce Companies.

       Commerce Accounts Receivable Agreement Party(ies).  Those entities (other
       -------------------------------------------------
than any of the Commerce Companies) which are party to the Commerce Accounts Receivable Agreements.

       Commerce Accounts Receivable Agreements.  Those agreements set forth on
       ---------------------------------------
Schedule 1.2 hereto, together with any agreement between any Commerce Subsidiary
------------
and another entity pursuant to which such entity agrees to purchase Commerce Accounts Receivable of such Commerce Subsidiary.

       Commerce Accounts Receivable Guaranties.  The guaranty agreements issued
       ---------------------------------------
in connection with the Commerce Accounts Receivable Agreements and set forth on

Schedule 1.3 hereto, together with any guaranty issued by the Company in favor
------------
of a Commerce Accounts Receivable Agreement Party pursuant to which the Company guaranties the obligations of any of the Commerce Subsidiaries under any of the Commerce Receivable Agreements.

       Commerce Companies.  Collectively, the Company, the Commerce Subsidiaries
       ------------------
and the Non-Guarantor Subsidiaries.

       Commerce Subsidiaries.  Collectively, those Subsidiaries of the Company
       ---------------------
or any of the Company's Subsidiaries listed on Schedule 1.4 hereto, and any
                                               -------- ---
other

Subsidiary of the Company or any of its Subsidiaries which (i) is acquired or created subsequent to the date hereof, (ii) is organized under the laws of the District of Columbia or of any state of the United States, (iii) has its principal place of business in the United States, (iv) does not do business exclusively outside the United States; and (v) is a party to and guarantor under the Guaranty.

       Commitment.  With respect to each Bank, that amount equal to the product
       ----------
of (i) the Total Commitment multiplied by (ii) such Bank's Commitment Percentage, in each case as the same may be in effect from time to time; or if such Commitment is terminated pursuant to the provisions hereof, zero.

       Commitment Fee.  See (S)2.12.
       ---------- ---

       Commitment Percentage.  With respect to each Bank, the percentage
       ---------- ----------
referred to on Schedule 1.1 hereto as such Bank's percentage of the aggregate
               -------- ---
Commitments of the Banks to make Loans to the Company and to participate in the issuance, extension and renewal of Letters of Credit for the account of the Company and the Commerce Subsidiaries.

       Company.  Sterling Commerce, Inc., a Delaware corporation.
       -------

       Compliance Certificate.  See (S)8.4(c).
       ---------- -----------

       Consolidated or consolidated.  With reference to any term defined herein,
       ------------ -- ------------
shall mean that term as applied to the financial statements of the Company and all of its Subsidiaries, consolidated in accordance with generally accepted accounting principles.

       Consolidated Current Assets.  All assets of the Company and its
       ---------------------------
Subsidiaries on a consolidated basis that, in accordance with generally accepted accounting principles, are properly classified as current assets, provided that
                                                                  --------
(a) notes and accounts receivable shall be included (i) only if good and collectible as determined by the Company in accordance with established practice consistently applied and, (ii) with respect to such notes, only if payable on demand or within one (1) year from the date as of which Consolidated Current Assets are to be determined and if not directly or indirectly renewable or extendible at the option of the debtors, by their terms, or by the terms of any instrument or agreement relating thereto, beyond such year, and (iii) with respect to such accounts receivable, only if payable within one (1) year after the date of shipment of goods or other transaction out of which any such accounts receivable arose and only if not past due more than ninety (90) days; and such notes and accounts receivable shall be taken at their face value less reserves determined to be sufficient in accordance with generally accepted accounting principles; and (b) inventory shall be included only if and to the extent that the same shall consist of saleable finished goods ready and available for shipment to purchasers thereof.

       Consolidated Current Liabilities.  All liabilities of the Company and its
       ------------ ------- -----------
Subsidiaries on a consolidated basis which may properly be classified as current liabilities in accordance with generally accepted accounting principles.

       Consolidated Earnings Before Interest and Taxes.  For any particular
       ------------ -------- ------ -------- --- -----
fiscal period, the consolidated income (or loss) of the Company and its Subsidiaries before restructuring charges, extraordinary items and other non-operating acquisition-related charges, interest expense and income taxes, determined in accordance with generally accepted accounting principles.

       Consolidated Net Income.  With respect to any particular fiscal period,
       ------------ --- ------
the consolidated net income (or net loss) of the Company and its Subsidiaries for such period, determined in accordance with generally accepted accounting principles.

       Consolidated Net Worth.  The excess of Consolidated Total Assets of the
       ------------ --- -----
Company and its Subsidiaries over Consolidated Total Liabilities of the Company and its Subsidiaries, in each case determined in accordance with generally accepted accounting principles.

       Consolidated Operating Income.  Consolidated Net Income before income
       ------------ --------- ------
taxes, extraordinary items of gain or loss, the cumulative effect of a change in generally accepted accounting principles and the effect of discontinued operations, determined in accordance with generally accepted accounting principles.

       Consolidated Tangible Net Worth.  The excess of Consolidated Total Assets
       -------------------------------
of the Company and its Subsidiaries over Consolidated Total Liabilities of the Company and its Subsidiaries, in each case determined in accordance with generally accepted accounting principles, and less the sum of:

       (a) The total book value of all assets of the Company and its Subsidiaries properly classified as intangible assets under generally accepted accounting principles, other than intangible assets included in Capitalized Computer Software Costs, but otherwise including such items as good will, the purchase price of acquired assets in excess of the fair market value thereof, trademarks, trade names, service marks, brand names, copyrights, patents and licenses, and rights with respect to the foregoing; plus
                                                    ----

       (b) all amounts representing any write-ups in the book value of any assets of the Company or its Subsidiaries resulting from a revaluation thereof subsequent to the Balance Sheet Date; plus
                                      ----

       (c) to the extent otherwise includable in the computation of Consolidated Tangible Net Worth, any stock subscriptions receivable.

       Consolidated Total Assets.  The consolidated assets of the Company and
       ------------ ----- ------
its Subsidiaries, as determined in accordance with generally accepted accounting principles.

       Consolidated Total Liabilities.  The consolidated liabilities of the
       ------------ ----- -----------
Company and its Subsidiaries, determined in accordance with generally accepted accounting principles.

       Conversion Date.  October 1, 1998.
       ---------------

       Conversion Request.  A notice given by the Company to the Agent of the
       ---------- -------
Company's election to convert or continue a Loan in accordance with (S)2.7.

       Default.  Any event which, but for the giving of notice or the lapse of
       -------
time, or both, would constitute an Event of Default.

       Distribution.  The declaration or payment of any dividend on or in
       ------------
respect of any shares of any class of capital stock of any Person, other than dividends payable solely in shares of common stock of such Person; or the repurchase, redemption, or other retirement of any class of capital stock of any Person, directly or indirectly through a Subsidiary or otherwise; the return of capital by any Person to its shareholders as such; or any other distribution on or in respect of any shares of any class of capital stock of any Person.

       Dollar or $.  Dollars in lawful currency of the United States of America.
       ------ -- -

       Drawdown Date.  The date on which any Loan is made or is to be made or
       -------- ----
any Letter of Credit is issued, extended or renewed or is to be issued, extended or renewed and the date on which any Loan is converted or continued in accordance with (S)2.7.

       Eligible Assignee.  Any of (a) a commercial bank or finance company
       -------- --------
organized under the laws of the United States, or any State thereof or the District of Columbia, and having total assets in excess of $1,000,000,000; (b) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof or the District of Columbia, and having a net worth of at least $100,000,000, determined in accordance with generally accepted accounting principles; (c) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having total assets in excess of $1,000,000,000, provided that such
                                                              --------
bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD; (d) the central bank of any country which is a member of the OECD; and (e) if, but only if, any Event of Default has occurred and is continuing, any other bank, insurance company, commercial finance company or other financial institution or other Person approved by the Agent, such approval not to be unreasonably withheld.

       Employee Benefit Plan.  Any employee benefit plan within the meaning of
       -------- ------- ----
(S)3(3) of ERISA maintained or contributed to by the Company or any ERISA Affiliate, other than a Multiemployer Plan.

       Environmental Laws.  The Resource Conservation and Recovery Act, the
       ------------- ----
Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Superfund Amendments and Reauthorization Act of 1986, the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any state or local statute, regulation, ordinance, order or decree relating to health, safety or the environment.

       EPA.  The United States Environmental Protection Agency.
       ---

       ERISA.  The Employee Retirement Income Security Act of 1974.
       -----

       ERISA Affiliate.  Any Person which is treated as a single employer with
       ----- ---------
the Company under (S)414 of the Code.

       ERISA Reportable Event.  A reportable event with respect to a Guaranteed
       ----- ---------- -----
Pension Plan within the meaning of (S)4043 of ERISA and the regulations promulgated thereunder as to which the requirement of notice has not been waived.

       Eurocurrency Reserve Rate.  For any day with respect to a Eurodollar Rate
       ------------ ------- ----
Loan, the maximum rate (expressed as a decimal) at which any lender subject thereto would be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulations relating to such reserve requirements) against "Eurocurrency Liabilities" (as that term is used in Regulation D), if such liabilities were outstanding. The Eurocurrency Reserve Rate shall be adjusted automatically on and as of the effective date of any change in the Eurocurrency Reserve Rate.

       Eurodollar Business Day.  Any Business Day on which commercial banks are
       ---------- -------- ---
open for international business (including dealings in dollar deposits) in London or such other Eurodollar Interbank Market as may be selected by the Agent in its sole discretion acting in good faith.

       Eurodollar Interbank Market.  Any lawful recognized market in which
       ---------- --------- ------
deposits of United States dollars are offered by international banking units of United States banking institutions and by foreign banking institutions to each other, and where the eurodollar and foreign currency and exchange operations of the Agent are customarily conducted.

       Eurodollar Lending Office.  Initially, the office of each Bank designated
       ---------- ------- ------
as such in Schedule 1.1 hereto; thereafter, such other office of such Bank, if
           -------- ---
any, that shall be making or maintaining Eurodollar Rate Loans.

       Eurodollar Rate.  For any Interest Period with respect to a Eurodollar
       ---------- ----
Rate Loan, the rate of interest equal to (i) the rate per annum (rounded upwards to the nearest 1/100 of one percent) at which FNBB's Eurodollar Lending Office is offered Dollar deposits two (2) Eurodollar Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations of such Eurodollar Lending Office are customarily conducted, for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of the Eurodollar Rate Loan to which such Interest Period applies, divided by
(ii) a number equal to 1.00 minus the Eurocurrency Reserve Rate, if applicable.

       Eurodollar Rate Loan(s).  Loans bearing interest calculated by reference
       ---------- ---- -------
to the Eurodollar Rate.

       Event of Default.  See (S)11.
       ----- -- -------

       Final Maturity.  October 1, 1999.
       --------------

       FNBB.  The First National Bank of Boston, a national banking association,
       ----
in its individual capacity.

       Foreign Obligations. All Indebtedness, obligations and liabilities of the
       -------------------
Company to any of the Banks or any affiliate of any of the Banks in respect of guaranties by, and other contingent obligations of, the Company, existing on the Closing Date or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, in respect of Indebtedness of any Subsidiary of the Company or of its Subsidiaries which is not organized under the laws of any jurisdiction of the United States of America and which does not have its principal place of business in the United States of America.

       Generally Accepted Accounting Principles or generally accepted accounting
       --------- -------- ---------- ----------    --------- -------- ----------
principles.  Except as provided in (S)1.2, principles which are (A) consistent
----------
with the principles promulgated or adopted by the Financial Accounting Standards Board, the American Institute of Certified Public Accountants and the Securities and Exchange Commission and their predecessors (or successor organizations), as in effect from time to time and (B) consistently applied with past financial statements of the Company and its Subsidiaries adopting the same principles where required by generally accepted accounting principles, provided that in
                                                            --------
each case referred to in this definition of "generally accepted accounting principles", a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in generally accepted accounting principles) as to financial statements in which such principles have been properly applied for any fiscal period end being reported.

       Guaranteed Pension Plan.  Any employee pension benefit plan within the
       ---------- ------- ----
meaning of (S)3.2(a) of ERISA maintained by the Company or any ERISA Affiliate, or to which the Company or any ERISA Affiliate contributes, the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan required to pay plan termination insurance premiums to the PBGC.

       Guaranty.  The unlimited joint and several guaranty of the Commerce
       -------
Subsidiaries, substantially in the form of Exhibit F hereto.
                                           ------- -

       Hazardous Substances.  Any toxic substances, oil or hazardous materials
       --------- ----------
or other chemicals or substances regulated by any Environmental Laws.

       Indebtedness.  All obligations, contingent and otherwise, which in
       ------------
accordance with generally accepted accounting principles should be and are classified upon the obligor's balance sheet as liabilities, or to which reference should be and is made by footnotes thereto, including, in any event and whether or not so classified: (a) all debt and similar monetary obligations, whether direct or indirect; (b) all liabilities secured by any mortgage, pledge, security interest, lien, charge, or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; (c) all rental obligations under capitalized leases, and (d) all guaranties, endorsements and other contingent obligations which are probable and estimable, whether direct or indirect, in respect of Indebtedness of others, and any obligation to supply funds to or in any manner to invest in, directly or indirectly, the debtor, to purchase Indebtedness, or to assure the owner of Indebtedness against loss, through an agreement to purchase goods, supplies, or services for the purpose of enabling the debtor to make payment of the Indebtedness held by such owner or otherwise, and the obligations to reimburse the issuer of any letters of credit.

       Indemnification Agreement.  The Indemnification Agreement dated as of
       -------------------------
March 4, 1996 among Sterling Software, Inc., the Company and one or more of their Subsidiaries, as in effect on the Closing Date.

       Intercompany Indebtedness.  The aggregate amount of all Indebtedness of
       ------------ ------------
any Commerce Subsidiary to any other Commerce Subsidiary or to the Company, and of the Company to any Subsidiary.

       Interest Charges.  For any period, the expenses of the Company and its
       ----------------
Subsidiaries for such period for interest on Indebtedness (including all finance charges and accrued interest expense, in the case of any Indebtedness on which interest is payable less frequently than quarterly, and the interest portion of capitalized lease payments but excluding the interest portion of operating lease payments and Intercompany Indebtedness), to the extent paid in cash or due and payable in cash in such period (whether or not such payment is due but is prohibited from being made pursuant to the terms of such Indebtedness).

       Interest Payment Date.  (i) As to any Base Rate Loan, the last day of the
       -------- ------- ----
calendar quarter which includes the Drawdown Date thereof; and (ii) as to any Eurodollar Rate Loan in respect of which the Interest Period is (A) 30, 60 or 90 days or less, the last day of such Interest Period and (B) more than 90 days, the date that is 90 days from the first day of such Interest Period and, in addition, the last day of such Interest Period.

       Interest Period.  With respect to each Loan, (i) initially, the period
       ---------------
commencing on the Drawdown Date of such Loan and ending on the last day of one of the periods set forth below, as selected by the Company in a Loan Request (A) for any Base Rate Loan, the last day of the calendar quarter; and (B) for any Eurodollar Rate Loan, 30, 60, 90 or 180 days; and (ii) thereafter, each period commencing after the last day of the next preceding Interest Period applicable to such Loan and ending on the last day of one of the periods set forth above, as selected by the Company in a Conversion Request; provided that all of the
                                                    --------
foregoing provisions relating to Interest Periods are subject to the following:

          (a) if any Interest Period with respect to a Eurodollar Rate Loan would otherwise end on a day that is not a Eurodollar Business Day, that Interest Period shall be extended to the next succeeding Eurodollar Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Eurodollar Business Day;

          (b) if any Interest Period with respect to a Base Rate Loan would end on a day that is not a Business Day, that Interest Period shall end on the next succeeding Business Day;

          (c) if the Company shall fail to give notice as provided in (S)2.7, the Company shall be deemed to have requested a conversion of the affected Eurodollar Rate Loan to a Base Rate Loan and the continuance of all Base Rate Loans as Base Rate Loans on the last day of the then current Interest Period with respect thereto;

          (d) any Interest Period relating to any Eurodollar Rate Loan that begins on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Eurodollar Business Day of a calendar month;

          (e) any Interest Period relating to any Loan that would otherwise extend beyond the Final Maturity shall end on the Final Maturity; and

          (f) no Interest Period may be selected by the Company if the aggregate principal amount of all Loans subject to an Interest Period which ends after any Repayment Date would be in excess of the aggregate principal amount of the Loans permitted to be outstanding on such date (after giving effect to any repayment of the principal of the Loans which may be required on such Repayment
Date).

       Investments.  All expenditures made and all liabilities incurred
       -----------
(contingently or otherwise) for the acquisition of stock or Indebtedness of, or for loans, advances, capital contributions or transfers of property to, or in respect of any guaranties (or other commitments as described under Indebtedness), or obligations of, any Person, which expenditures, liabilities, loans, advances, capital contributions, transfers of property, guaranties or obligations, in accordance with generally accepted accounting principles, should be and are classified upon such Person's balance sheet as an asset. In determining the aggregate amount of Investments outstanding at any particular time: (i) the amount of any Investment represented by a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding; (ii) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid; and (iii) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution).

       Letter of Credit.  See (S)2A.1(a).
       ------ -- ------

       Letter of Credit Application.  See (S)2A.1(a).
       ------ -- ------ -----------

       Letter of Credit Fee.  See (S)2A.6.
       ------ -- ------ ---

       Letter of Credit Participation.  See (S)2A.1(d).
       ------ -- ------ -------------

       Loan Documents.  Collectively, this Agreement, the Notes, the Guaranty,
       ---- ---------
the Letter of Credit Applications, the Letters of Credit and any other instruments or documents delivered or to be delivered pursuant to this Agreement.

       Loan Request.  See (S)2.6.
       ---- -------

       Loans.  Loans made or to be made by the Banks to the Company pursuant to
       -----
(S)2.

       Majority Banks.  As of any date, Banks holding at least 66.67% of the
       -------- -----
outstanding principal amount of the Notes on such date; and if no principal is outstanding, Banks whose aggregate Commitments constitute at least 66.67% of the Total Commitment.

       Maximum Drawing Amount.  The maximum aggregate amount from time to time
       ------- ------- ------
that the beneficiaries may draw under outstanding Letters of Credit, as such aggregate amount may be reduced from time to time pursuant to the terms of the Letters of Credit.

       Multiemployer Plan.  Any multiemployer plan within the meaning of
       ------------- ----
(S)3(37) of ERISA maintained or contributed to by the Company or any ERISA Affiliate.

       Non-Guarantor Subsidiaries.  As of the date hereof, the Commerce
       ------------- ------------
Companies listed on Schedule 1.5 hereto and identified as Non-Guarantor
                    -------- ---
Subsidiaries, as such schedule may be modified from time to time pursuant to the provisions of (S)8.17.

       Notes.  See (S)2.3.
       -----

     Obligations.  All Indebtedness, obligations and liabilities of the
     -----------
Company to any of the Banks and the Agent, individually or collectively, existing on the date of this Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising or incurred by contract, operation of law, or otherwise, arising or incurred under this Agreement or any of the other Loan Documents or in respect of Loans made, Reimbursement Obligations incurred or any Note, Letter of Credit Application, Letter of Credit or other instruments at any time evidencing any of the foregoing.

     Operating Cash Flow.  For any fiscal period, Consolidated Earnings Before
     --------- ---- ----
Interest and Taxes less Capitalized Computer Software Costs, less cash taxes,
                   ----                                      ----
plus depreciation and amortization, less Capital Expenditures, calculated with
----                                ----
respect to the Company and its Subsidiaries on a consolidated basis.

     Outstanding or outstanding.  With respect to the Loans, the unpaid
     ----------- -- -----------
principal thereof as of any date of determination.

     PBGC.  The Pension Benefit Guaranty Corporation created by (S)4002 of
     ----
ERISA and any successor entities having similar responsibilities.

     Permitted Acquisitions.  Asset or stock acquisitions permitted by (S)9.5.
     ----------------------

     Permitted Investments.  Investments permitted by (S)9.3.
     ---------------------

     Permitted Liens.  Liens, security interests and other encumbrances
     ---------------
permitted by (S)9.2.

     Person.  Any individual, corporation, association, partnership, trust,
     ------
unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

     Real Estate.  All real property (1) owned or leased (as lessee or
     ---- ------
sublessee) by the Company or any of its Subsidiaries and (2) located within the United States of America.

     Record.  The grid attached to a Note, or the continuation of such grid,
     ------
or any other similar record, including computer records, maintained by any Bank with respect to any Loan referred to in such Note.

     Reimbursement Obligation.  The Company's obligation to reimburse the
     ------------- ----------
Agent and the Banks on account of any drawing under any Letter of Credit as provided in (S)2A.2.

     Repayment Date.  As defined in (S)2.9.
     --------------

     Subsidiary.  Any corporation, association, trust, or other business
     ----------
entity, of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes) of the outstanding Voting Stock.

     Tax Allocation Agreement.  The Tax Allocation Agreement dated as of March
     ------------------------
4, 1996 among Sterling Software, Inc., the Company and one or more of their Subsidiaries, as in effect on the Closing Date.

     Total Commitment.  The sum of the Commitments of the Banks, as in effect
     ----- ----------
from time to time.

     Total Debt.  At any time of determination, the sum of (a) the sum of (i)
     ----- ----
all Loans Outstanding (after giving effect to all amounts requested) plus (ii)
                                                                     -----
the Maximum Drawing Amount plus (iii) all Unpaid Reimbursement Obligations, plus
                           -----                                            ----
(b) the amount of any Foreign Obligations then outstanding, plus (c) any
                                                            ----
Indebtedness of the Company or any of its Subsidiaries under any of the Commerce Accounts Receivable Agreements or the Commerce Accounts Receivable Guaranties, which Indebtedness is on a full or partial recourse basis.

     Total Repurchase Event.  The occurrence of any event or circumstance
     ----- ---------- -----
which would permit any Commerce Accounts Receivable Agreement Party to require the Commerce Subsidiary party to the applicable Commerce Accounts Receivable Agreement to repurchase all Commerce Accounts Receivable previously purchased by such Commerce Accounts Receivable Agreement Party under the applicable Commerce Accounts Receivables Agreement.

     Type.  As to any Loan, its nature as a Base Rate Loan or a Eurodollar
     ----
Rate Loan.

     Uniform Customs.  With respect to any Letter of Credit, the Uniform
     ------- -------
Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 or any successor version thereto adopted by the Agent in the ordinary course of its business as a letter of credit issuer and in effect at the time of issuance of such Letter of Credit.

     Unpaid Reimbursement Obligation.  Any Reimbursement Obligation for which
     ------ ------------- ----------
the Company does not reimburse the Agent and the Banks on the date specified in, and in accordance with, the provisions of (S)2A.2.

     Voting Stock.  Stock or similar interests, of any class or classes
     ------ -----
(however designated), the holders of which are at the time entitled, as such holders, to vote for the election of a majority of the directors (or persons performing similar functions) of the corporation, association, trust or other business entity involved, whether or not the right so to vote exists by reason of the happening of a contingency.

     10-K Report.  The report of the Company and its Subsidiaries filed
     ---- -----
annually on Form 10-K with the Securities and Exchange Commission.

     10-Q Report.  The report of the Company and its Subsidiaries filed
     ---- -----
quarterly on Form 10-Q with the Securities and Exchange Commission.

     (S)1.2.  ACCOUNTING TERMS AND DETERMINATIONS.  Unless otherwise specified
              ---------- ----- --- --------------
herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Company's independent public accountants) with the most recent audited consolidated financial statements of the Company and its Subsidiaries; provided, however, that, if any change in
                                  --------  -------
generally accepted accounting principles occurring after the Balance Sheet Date in itself materially affects Capitalized Computer Software Costs, Capital Expenditures, Consolidated Current Assets, Consolidated Earnings Before Interest and Taxes, Consolidated Net Income, Consolidated Net Worth, Consolidated Operating Income, Consolidated Total Assets, Consolidated Total Liabilities and Operating Cash Flow, the Company may by notice to the Agent, or the Agent (on its own or at the request of the Majority Banks) may by notice to the Company, require that Capitalized Computer Software Costs, Capital Expenditures, Consolidated Current Assets, Consolidated Earnings Before Interest and Taxes, Consolidated Net Income, Consolidated Net Worth, Consolidated Operating Income, Consolidated Total Assets, Consolidated Total Liabilities or Operating Cash Flow, as the case may be, thereafter be calculated in accordance with generally accepted accounting principles as in effect and applied by the Company immediately before such change in generally accepted accounting principles occurs. If such notice is given, the Compliance Certificates delivered pursuant to (S)8.4(c) after such change occurs shall be accompanied by reconciliations of the difference between the calculation set forth therein and a calculation made in accordance with generally accepted accounting principles as in effect from time to time after such change occurs.

     (S)1.3.  RULES OF INTERPRETATION.
              ----- -- --------------

               (a) A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented and in effect from time to time in accordance with its terms and the terms of this Agreement.

               (b) The singular includes the plural and the plural includes the singular.

               (c) A reference to any law includes any amendment or modification to such law.

               (d) A reference to any Person includes its permitted successors and permitted assigns.

               (e) Subject to (S)1.2 hereof, accounting terms not otherwise defined herein have the meanings assigned to them by generally accepted accounting principles applied on a consistent basis by the accounting entity to which they refer.

               (f) The words "include", "includes" and "including" are not limiting.

               (g) All terms not specifically defined herein or by generally accepted accounting principles, which terms are defined in the Uniform Commercial Code as in effect in the Commonwealth of Massachusetts, have the meanings assigned to them therein.

               (h) Reference to a particular "(S)", "Section" or "section" refers to that section of this Agreement unless otherwise indicated.

               (i) The words "herein", "hereof", "hereunder" and words of like import shall refer to this Agreement as a whole and not to any particular section or subdivision of this Agreement.

     (S)2.  THE CREDIT.
            --- ------

     (S)2.1.  LOANS.  Subject to the terms and conditions set forth in this
              -----
Agreement, each of the Banks severally agrees to lend to the Company, and the Company may borrow, repay, and reborrow from time to time between the Closing Date and the Conversion Date, upon notice by the Company to the Agent given in accordance with (S)2.6, such sums as may be requested by the Company for the purposes set forth in (S)8.3 hereof, provided, however, that the maximum
                                     --------  -------
aggregate principal amount of any Bank's Loans Outstanding (after giving effect to all amounts requested) at any one time shall not exceed the amount of such Bank's Commitment minus such Bank's Commitment Percentage of the sum of the
                  -----
Maximum Drawing Amount and all unpaid Reimbursement Obligations, and provided,
                                                                     --------
further, that the maximum aggregate principal amount of the Loans of all of the
-------
Banks Outstanding (after giving effect to all amounts requested) at any one time plus the Maximum Drawing Amount and all Unpaid Reimbursement Obligations shall
----
not at any time exceed the Total Commitment.  The Loans shall be made pro rata
                                                                      --- ----
in accordance with each Bank's Commitment Percentage. Each request for a Loan hereunder shall constitute a representation by the Company that the conditions set forth in (S)(S)6 and 7 hereof, in the case of the initial Loans to be made on the Closing Date and (S)7, in the case of all other Loans, have been satisfied on and as of the date of such request.

     (S)2.2.  REDUCTION OF TOTAL COMMITMENT.
              --------- -- ----- ----------

               (a) The Company shall have the right at any time and from time to time, upon five Business Days' written notice to each of the Banks, to reduce by $1,000,000 or integral multiples of $1,000,000, or terminate entirely, the unutilized portion of the Total Commitment.

               (b) Upon the receipt by the Company or any of its Subsidiaries of any net proceeds of any disposition described in (S)9.7(b)(i) and the payment thereof to the Agent as contemplated by such section, the Total Commitment shall, at the option of the Agent or at the request of the Majority Banks, be reduced by the amount of such net proceeds.

               (c) In the event of a reduction of the Total Commitment pursuant to subparagraph (a) or (b) of this section, the Commitments of the Banks shall be reduced pro rata in accordance with their respective Commitment Percentages
           --- ----
by the amount specified in such notice or paid over to the Agent or, as the case may be, terminated. Upon the effective date of any such reduction or termination pursuant to this (S)2.2, the Company shall pay to the Agent, for the respective accounts of the Banks, the full amount of any Commitment Fee then accrued on the amount of the reduction. No reduction of the Commitments of the Banks may be reinstated.

     (S)2.3.  THE NOTES.  The obligation of the Company to repay to the Banks
              --- -----
the principal amount of the Loans and interest accrued thereon shall be evidenced by separate promissory notes of the Company, each in substantially the form of Exhibit A hereto (the "Notes"), dated as of the Closing Date and
        ------- -
completed with appropriate insertions, one Note being payable to the order of each Bank in a principal amount equal to such Bank's Commitment and representing the obligation of the Company to pay to such Bank the amount of the Commitment or, if less, the aggregate unpaid principal amount of all Loans made by such Bank hereunder, plus interest accrued thereon as set forth below. The Company hereby irrevocably authorizes each Bank to make or cause to be made, at or about the time of the Drawdown Date of any Loan or at the time of receipt of any payment of principal on such Bank's Note, an appropriate notation on such Bank's Record reflecting the making of such Loan or (as the case may be) the receipt of such payment. The aggregate unpaid amount of Loans made by such Bank set forth on such Bank's Record, shall be prima facie evidence of the principal amount
                                ----- -----
thereof owing and unpaid to such Bank, but the failure to record, or any error in so recording, any such amount on such Bank's Record, shall not limit or otherwise affect the obligations of the Company hereunder or under the Note to make payments of principal of or interest on the Note when due.

     (S)2.4.  INTEREST.  Except as otherwise provided in (S)2.5, the unpaid
              --------
principal amount of the Loans outstanding from time to time shall bear interest from the Drawdown Date thereof until Final Maturity at the annual rate which at all times shall be determined in accordance with the following provisions:

               (a) Each Base Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at a rate equal to the Base Rate in effect from time to time.

               (b) Each Eurodollar Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at the rate of one and three-quarters percent (1-3/4%) per annum above the Eurodollar Rate determined for such Interest Period.

               (c) The Company hereby promises to pay interest on each Loan in arrears on each Interest Payment Date with respect thereto.

     (S)2.5  INTEREST ON OVERDUE AMOUNTS.  Overdue principal and (to the
             -------- -- ------- -------
extent permitted by applicable law) interest on the Loans and all other overdue amounts payable hereunder shall bear interest compounded monthly and payable on demand at a rate per annum equal to four percent (4%) above the Base Rate, until such amount shall be paid in full (after as well as before judgment).

     (S)2.6.  INTEREST RATE ELECTIONS; REQUESTS FOR LOANS.  At the option of
              -------- ---- ---------  -------- --- -----
the Company, so long as no Default or Event of Default has occurred and is continuing, the Company may elect from time to time to have a portion of the unpaid principal amount of the Loans outstanding from time to time bear interest during any particular Interest Period calculated by reference to the Eurodollar Rate. The Company shall give to the Agent written or telegraphic notice (or telephonic notice promptly confirmed in writing) of each Loan requested hereunder (a "Loan Request") not later than 10:00 a.m. (Boston time) on the proposed Drawdown Date thereof, in the case of Base Rate Loans or not later than 10:00 a.m. (Boston time) three Eurodollar Business Days prior to the proposed Drawdown Date thereof in the case of Eurodollar Rate Loans from Base Rate Loans. Each such Loan Request shall be substantially in the form of Exhibit B attached
                                                             ------- -
hereto and shall specify (A) the principal amount of the Loan Requested, (B) the proposed Drawdown Date of such Loan, (C) the Interest Period for such Loan, (D) the Type of such Loan, and (E) the bank account of the Company with the Agent's head office to which the proceeds of the requested Loan are to be credited.
Each Loan Request shall be irrevocable and binding on the Company and shall obligate the Company to accept the Loans requested from the Banks on the proposed Drawdown Date thereof. Any election of a Eurodollar Rate Loan shall lapse at the end of the expiring Interest Period unless extended by a further Loan Request as hereinabove provided. The Agent shall forthwith, upon determination of any Eurodollar Rate, provide notice thereof to each Bank and to the Company. Each such notice shall, absent manifest error, be binding upon each Bank and the Company.

     (S)2.7.  CONVERSION OPTIONS.
              ---------- -------

               (A) CONVERSION TO DIFFERENT TYPE OF LOAN.  The Company may elect
                   ---------- -- --------- ---- -- ----
from time to time to convert any outstanding Loan to a Loan of another Type, provided that (i) with respect to any such conversion of a Loan to a Base Rate
--------
Loan, the Company shall give the Agent at least one (1) Business Day prior written notice of such election; (ii) with respect to any such conversion of a Base Rate Loan to a Eurodollar Rate Loan, the Company shall give the Agent at least three (3) Eurodollar Business Days prior written notice of such election;
(iii) with respect to
any such conversion of a Eurodollar Rate Loan into a Base Rate Loan, such conversion shall only be made on the last day of the Interest Period with respect thereto and (iv) no Loan may be converted into a Eurodollar Rate Loan when any Default or Event of Default has occurred and is continuing. On the date on which such conversion is being made, each Bank shall take such action as is necessary to transfer its Commitment Percentage of such Loans to its Domestic Lending Office or its Eurodollar Lending Office, as the case may be. All or any part of outstanding Loans of any Type may be converted into a Loan of another Type as provided herein, provided that any partial conversion shall be in an
                         --------
aggregate principal amount of $1,000,000 or a whole multiple thereof. Each Conversion Request relating to the conversion of a Loan to a Eurodollar Rate Loan shall be irrevocable by the Company.

          (C) CONTINUATION OF TYPE OF LOAN.  Any Loan of any Type may be
              ------------ -- ---- -- ----
continued as a Loan of the same Type upon the expiration of an Interest Period with respect thereto by compliance by the Company with the notice provisions contained in (S)2.7(a); provided that no Eurodollar Rate Loan may be continued
                        --------
as such when any Default or Event of Default has occurred and is continuing, but shall be automatically converted to a Base Rate Loan on the last day of the first Interest Period relating thereto ending during the continuance of any Default or Event of Default of which officers of the Agent active upon the Company's account have actual knowledge. In the event that the Company fails to provide any such notice with respect to the continuation of any Eurodollar Rate Loan as such, then such Eurodollar Rate Loan shall be automatically converted to a Base Rate Loan on the last day of the first Interest Period relating thereto. The Agent shall notify the Banks promptly when any such automatic conversion contemplated by this (S)2.7 is scheduled to occur.

          (D) EURODOLLAR RATE LOANS.  Any conversion to or from Eurodollar Rate
              ---------- ---- -----
Loans shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of all Eurodollar Rate Loans having the same Interest Period shall not be less than $1,000,000 or a whole multiple of $500,000 in excess thereof.

     (S)2.8.  FUNDS FOR LOANS.
              ----- --- -----

               (A) FUNDING PROCEDURES.  Not later than 1:00 p.m. (Boston time)
                   ------- ----------
on the proposed Drawdown Date of any Loans, each of the Banks will make available to the Agent, at its head office, in immediately available funds, the amount of such Bank's Commitment Percentage of the amount of the requested Loans. Upon receipt from each Bank of the amount of its Loan, and upon receipt of the documents required by (S)(S)6 and 7 hereof to be delivered on or prior to such Drawdown Date, to the extent applicable, the Agent will make the aggregate amount of such Loans available to the Company by crediting the Company's account with the Agent's head office specified in the applicable Loan Request. The failure or refusal of any Bank to make available to the Agent at the aforesaid time on any Drawdown Date the amount of its Commitment Percentage of the requested Loans shall not relieve any other Bank from its several obligation hereunder to make its respective Commitment Percentage of any requested Loans available to the Agent.

          (B) ADVANCES BY AGENT.  The Agent may (unless notified to the contrary
              -------- -- -----
by a Bank prior to a Drawdown Date) assume that each Bank has made available to the Agent on such Drawdown Date such Bank's Commitment Percentage of the Loans to be made on such Drawdown Date, and the Agent may (but it shall not be required to), in reliance upon such assumption, make available to the Company a corresponding amount. The Agent shall notify the Company by telephone or telecopy to the treasurer or another duly authorized financial officer of the Company of the failure of any Bank to make available to the Agent its Commitment Percentage on such Drawdown Date promptly after the account officer of the Agent with responsibility for the Company's account obtains actual knowledge of such failure. If any Bank makes available to the Agent such amount on a date after such Drawdown Date, such Bank shall pay to the Agent on demand an amount equal to the product of (i) the average computed for the period referred to in clause
(iii) below, of the weighted average interest rate paid by the Agent for federal funds acquired by the Agent during each day included in such period, times (ii)
                                                                     -----
the amount of such Bank's Commitment Percentage of such Loans, times (iii) a
                                                               -----
fraction, the numerator of which is the number of days that elapse from and including such Drawdown Date to the date on which the amount of such Bank's Commitment Percentage of such Loans shall become immediately available to the Agent, and the denominator of which is 360. A statement of the Agent submitted to such Bank with respect to any amounts owing under this paragraph shall be prima facie evidence of the amount due and owing to the Agent by such Bank.  If
----- -----
such Bank shall fail to make its Commitment Percentage of such Loans available to the Agent, the Company agrees to pay to the Agent within three (3) Business Days after demand, an amount equal to such corresponding amount, together with interest thereon at the rate per annum applicable to the Loans made on such Drawdown Date for each day from the date the Agent shall make such amount available to the Company until the date such amount is paid or repaid to the Agent, provided, however, that until and unless such payment has been made in
       --------  -------
full by the Company, such Bank shall remain liable to the Agent for the full amount of such payment, including interest as set forth above. Subject to
(S)2.1, the Company shall, unless the Company notifies the Agent otherwise, on the first day of such three-day period, be deemed to have submitted a new Loan Request to the Agent pursuant to (S)2.6 for a Base Rate Loan covering the amount set forth in the Agent's demand for payment.

     (S)2.9.  MATURITY OF THE LOANS, REPAYMENT IN INSTALLMENTS.  All Loans
              -------- -- --- ------ --------- -- ------------
Outstanding at the close of business on the Conversion Date shall be payable in four (4) equal (as nearly as may be) consecutive quarterly installments due on the last day of each calendar quarter ending thereafter (or, if the last day of any calendar quarter ends on a day which is not a Business Day, then on the next succeeding Business Day), with a final payment at Final Maturity (each such date being referred herein to as a "Repayment Date"), which final payment shall in any event be in an amount sufficient to repay in full the remaining principal balance of the Loans then outstanding, together with any Reimbursement Obligations outstanding.

     (S)2.10.  MANDATORY REPAYMENTS.  If, at any time prior to the Conversion
               --------- ----------
Date, the sum of the Outstanding amount of the Loans, the Maximum Drawing Amount and all Unpaid Reimbursement Obligations exceeds the Total Commitment, then the Company shall immediately pay the amount of such excess to the Agent for the respective accounts of the Banks for application: first, to any Unpaid Reimbursement Obligations; second, to the Loans; and third, to provide to the Agent cash collateral for Reimbursement Obligations as contemplated by
(S)2A.2(b) and (c). Each payment of any Unpaid Reimbursement Obligations or prepayment of Loans shall be allocated among the Banks, in proportion, as nearly as practicable, to each Reimbursement Obligation or (as the case may be) the respective unpaid principal amount of each Bank's Note, with adjustments to the extent practicable to equalize any prior payments or repayments not exactly in proportion.

     (S)2.11.  OPTIONAL PREPAYMENT OF PRINCIPAL.  The Company shall have the
               -------- ---------- -- ---------
right at any time to prepay the outstanding principal amount of the Loans, as a whole or in part, without premium or penalty, upon not less than one Business Day's (with respect to Base Rate Loans) and three (3) Eurodollar Business Days' (with respect to Eurodollar Rate Loans) written, telegraphic or telephonic notice to the Agent; provided that (i) each partial prepayment shall be in the
                     --------
aggregate principal amount of (a) $1,000,000 or an integral multiple thereof with respect to Eurodollar Rate Loans or (b) $500,000 or some greater integral multiple of $100,000 with respect to Base Rate Loans, shall be accompanied by the payment of accrued interest on the principal prepaid to the date of prepayment and, if made after the Conversion Date, shall be applied to the then maturing installment or installments of principal of the Notes in the inverse order of maturity and, whether made before or after the Conversion Date, shall be applied, in the absence of instruction by the Company, first to the principal of Base Rate Loans and then to the principal of Eurodollar Rate Loans; (ii) each partial prepayment shall be allocated by the Agent among all of the Banks, in proportion, as nearly as practicable, to the respective unpaid principal amount of each Bank's Note, with adjustments to the extent practical to equalize any prior prepayments not exactly in proportion; (iii) prepayments on any Eurodollar Rate Loan may be made only on the last day of the Interest Period applicable to such Eurodollar Rate Loan; and (iv) no amount prepaid after the Conversion Date may be reborrowed hereunder.

     (S)2.12.  COMMITMENT FEE.  The Company agrees to pay to the Agent, for
               ---------- ---
the respective accounts of the Banks, in accordance with their respective Commitment Percentages, a fee (the "Commitment Fee") calculated at the rate of three-eighths of one percent (3/8%) per annum on the average daily amount during each calendar quarter or portion thereof from the date hereof to the day immediately preceding the Conversion Date by which the Total Commitment exceeds the aggregate outstanding principal amount of Loans plus the Maximum Drawing
                                                    ----
Amount and all Unpaid Reimbursement Obligations during such calendar quarter. The Commitment Fee shall be payable quarterly in arrears on the tenth Business Day of each calendar quarter for the immediately preceding calendar quarter, commencing on the first such date following the date hereof, with a final payment on the Conversion Date.

     (S)2.13.  AGENT'S FEE.  So long as there are any Obligations or
               ------- ---
Commitments Outstanding, the Company shall pay to the Agent, annually in advance, on the Closing Date and on each anniversary of the Closing Date, an annual Agent's Fee in the amount of $25,000.

     (S)2.14.  CLOSING FEE.  The Company agrees to pay to the Agent, for the
               -----------
pro rata accounts of the Banks, on the Closing Date a closing fee in the amount
--- ----
of $50,000.

     (S)2A.  LETTERS OF CREDIT.
             ------- -- ------

     (S)2A.1.  LETTER OF CREDIT COMMITMENTS.
               ------ -- ------ -----------

               (A) COMMITMENT TO ISSUE LETTERS OF CREDIT. Subject to the terms
                   ---------- -- ----- ------- -- ------
and conditions hereof and the execution and delivery by the Company of a letter of credit application on the Agent's customary form (a "Letter of Credit Application") by the Company, or any Commerce Subsidiary, the Agent on behalf of the Banks and in reliance upon the agreement of the Banks set forth in
(S)2A.1(d) and upon the representations and warranties of the Company contained herein, agrees, in its individual capacity, to issue, extend and renew for the account of the Company, between the Closing Date and the Conversion Date, one or more standby or documentary letters of credit (individually, a "Letter of Credit"), in such form as may be requested from time to time by the Company and agreed to by the Agent; provided, however, that, after giving effect to such
                        --------  -------
request, (i) the sum of the aggregate Maximum Drawing Amount and all Unpaid Reimbursement Obligations shall not exceed $5,000,000 at any one time and (ii) the sum of (A) the Maximum Drawing Amount on all Letters of Credit, (B) all Unpaid Reimbursement Obligations, and (C) the amount of all Loans outstanding shall not exceed the Total Commitment.

               (B) LETTER OF CREDIT APPLICATIONS.  Each Letter of Credit
                   ------ -- ------ ------------
Application shall be completed to the satisfaction of the Agent. In the event that any provision of any Letter of Credit Application shall be inconsistent with any provision of this Loan Agreement, then the provisions of this Loan Agreement shall, to the extent of any such inconsistency, govern, and each Letter of Credit Application shall so indicate.

               (C) TERMS OF LETTERS OF CREDIT.  Each Letter of Credit issued,
                   ----- -- ------- -- ------
extended or renewed hereunder shall, among other things, (i) provide for the payment of sight drafts for honor thereunder when presented in accordance with the terms thereof and when accompanied by the documents described therein, and
(ii) have an expiry date no later than the date which is fourteen (14) days (or, if the Letter of Credit is confirmed or otherwise provides for one or more nominated persons, forty-five (45) days) prior to the Conversion Date. Each Letter of Credit so issued, extended or renewed shall be subject to the Uniform Customs.

          (D) REIMBURSEMENT OBLIGATIONS OF BANKS. Each Bank severally agrees
              ------------- ----------- -- -----
that it shall be absolutely liable, without regard to the occurrence of any Default or Event of Default or any other condition precedent whatsoever, to the extent of such Bank's Commitment Percentage, to reimburse the Agent on demand for the amount of each draft paid by the Agent under each Letter of Credit to the extent that such amount is not reimbursed by the Company or the relevant Commerce Subsidiary pursuant to (S)2A.2 (such agreement for a Bank being called herein the "Letter of Credit Participation" of such Bank).

          (E) PARTICIPATIONS OF BANKS.  Each such payment made by a Bank shall
              -------------- -- -----
be treated as the purchase by such Bank of a participating interest in the Company's Reimbursement Obligation under (S)2A.2 in an amount equal to such payment. Each Bank shall share in accordance with its participating interest in any interest which accrues pursuant to (S)2A.2.

     (S)2A.2.  REIMBURSEMENT OBLIGATION OF THE COMPANY.  In order to induce
               ------------- ---------- -- --- -------
the Agent to issue, extend and renew each Letter of Credit and the Banks to participate therein, the Company hereby agrees to reimburse or pay to the Agent, for the account of the Agent or (as the case may be) the Banks, with respect to each Letter of Credit issued, extended or renewed by the Agent hereunder, whether for the account of the Company or for the account of any Commerce
Subsidiary:

               (a) except as otherwise expressly provided in (S)2A.2(b) and (c), within one Business Day following each date that any draft presented under such Letter of Credit is honored by the Agent and the Agent has provided to the Company notice pursuant to (S)2A.3, or within one Business Day following any date on which the Agent notifies the Company that it has otherwise made a payment with respect thereto, (i) the amount paid by the Agent under or with respect to such Letter of Credit, and (ii) the amount of any taxes, fees, charges or other costs and expenses whatsoever incurred by the Agent or any Bank in connection with any payment made by the Agent or any Bank under, or with respect to, such Letter of Credit; provided, that if such reimbursement or
                                   --------
payment is not otherwise made by the Company within one Business Day following the honoring of any draft hereunder by the Agent, (x) the Company hereby authorizes the Agent to debit its Account No. 53279529 maintained with the Agent for the amount of such reimbursement or payment, and (y) in the event that, at any time prior to the Conversion Date, such account does not contain sufficient funds to cover such reimbursement or payment, the aggregate amount payable by the Company pursuant to clauses (i) and (ii) above shall be deemed, for all purposes of this Agreement and to the extent that the sum of such amount plus
                                                                         ----
the maximum aggregate principal amount of the Loans Outstanding (after giving effect to all amounts requested) plus the Maximum Drawing Amount and all Unpaid
                                 ----
Reimbursement Obligations does not exceed the Total Commitment, a Base Rate Loan made by the Banks to the Company on the date the Agent honored the relevant draft; and

          (b) upon the termination of the Total Commitment, or the acceleration of the Reimbursement Obligations with respect to all Letters of Credit in accordance with (S)11, an amount equal to the then Maximum Drawing Amount on all Letters of Credit, which amount shall be held by the Agent for the benefit of the Banks and the Agent as cash collateral for all Reimbursement Obligations. Upon the termination of the Total Commitment pursuant to (S)2.2 or at the Conversion Date, the Agent agrees, so long as no Default or Event of Default has occurred and is continuing, to hold such cash collateral in an interest-bearing account in the name of the Company, to pay current interest on such cash collateral to the Company and upon the payment by the Company of any Reimbursement Obligations or the reduction of the Maximum Drawing Amount upon the cancellation of any Letter of Credit, the Agent agrees to return to the Company an amount equal to such payment or reduction together with unpaid interest accrued thereon through the date of such return; and

          (c) upon the reduction (but not termination) of the Total Commitment to an amount less than the Maximum Drawing Amount, an amount equal to such difference, which amount shall be held by the Agent for the benefit of the Banks and the Agent as cash collateral for all Reimbursement Obligations.

Each such payment shall be made to the Agent at the Agent's head office in immediately available funds. Interest on any and all amounts remaining unpaid by the Company under this (S)2A.2 after application, in the case of amounts due under clause (a) hereof, of the provisions contained in the proviso thereof, at any time from the date such amounts become due and payable (whether so stated in (S)2A.2, by acceleration or otherwise) until payment in full (whether before or after judgment) shall be payable to the Agent on demand at the rate specified in
(S)2.5 for overdue principal on the Loans.

     (S)2A.3.  LETTER OF CREDIT PAYMENTS.  If any draft shall be presented or
               ------ -- ------ --------
other demand for payment shall be made under any Letter of Credit, the Agent shall, promptly following its receipt thereof, notify the Company of the date and amount of the draft presented or demand for payment and of the date and time when it expects to pay such draft or honor such demand for payment. If the Company fails to reimburse the Agent as provided in (S)2A.2 no later than one Business Day following the date that such reimbursement is to be made, the Agent may at any time thereafter notify the Banks of the amount of any such Unpaid Reimbursement Obligation. No later than 3:00 p.m. (Boston time) on the Business Day next following the receipt of such notice, each Bank shall make available to the Agent, at its Head Office, in immediately available funds, such Bank's Commitment Percentage of such Unpaid Reimbursement Obligation, together with an amount equal to the product of (a) the average, computed for the period referred to in clause (c) below, of the weighted average interest rate paid by the Agent for federal funds acquired by the Agent during each day included in such period, times (b) the amount equal to such Bank's Commitment Percentage of such Unpaid
-----
Reimbursement Obligation, times (c) a fraction, the numerator of which is the
                          -----
number of days that elapse from and including the date the Agent paid the draft presented for honor or otherwise made payment to the date on which such Bank's Commitment Percentage of such Unpaid Reimbursement Obligation shall become immediately available to the Agent, and the denominator of which is 360. The responsibility of the Agent to the Company, the Commerce Subsidiaries for the respective accounts of which Letters of Credit are issued and the Banks shall be only to determine that the documents (including each draft) delivered under each Letter of Credit in connection with such presentment shall be in conformity in all material respects with such Letter of Credit.

     (S)2A.4.  OBLIGATIONS ABSOLUTE.  Subject to the provisions of (S)2A.5,
               ----------- --------
the Agent agrees with the Company that it will exercise and give the same care and attention to each Letter of Credit as it gives to its other letters of credit. Subject to the provisions of (S)2A.5, the Company agrees with the Agent and the Banks that the Agent and the Banks shall not be responsible for, and the Company's and the Commerce Subsidiaries' Reimbursement Obligations under (S)2A.2 are absolute and unconditional and shall not be affected by, among other things,
(a) the validity or genuineness of documents supplied or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, (b) any dispute between or among the Company or the Commerce Subsidiary for whose account the relevant Letter of Credit was issued, the beneficiary of any Letter of Credit or any financial institution or other party to which any Letter of Credit may be transferred, (c) any setoff, claims or defenses whatsoever of the Company or the Commerce Subsidiary for the account of which such Letter of Credit was issued against the Agent, any Bank or any beneficiary of any Letter of Credit or any such transferee, or (d) the occurrence of any Default or Event of Default. The Agent and the Banks shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit. The Company agrees that any action taken or omitted by the Agent or any Bank under or in connection with each Letter of Credit and the related drafts and documents, if done in good faith, shall be binding upon the Company and shall not result in any liability on the part of the Agent or any Bank to the Company or any Commerce Subsidiary.

     (S)2A.5.  RELIANCE BY ISSUER.  To the extent not inconsistent with
               -------- -- ------
(S)2A.4 (except the first two sentences thereof), the Agent shall be entitled to rely, and shall be fully protected in relying upon, any Letter of Credit, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first have received such advice or concurrence of the Majority Banks as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Majority Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Banks and all future holders of the Notes or of a Letter of Credit Participation.

     (S)2A.6.  LETTER OF CREDIT FEE.  The Company agrees to pay, on the date
               ------ -- ------ ---
of issuance or any extension or renewal of any Letter of Credit and at such other time or times as such charges are customarily made by the Agent, a fee (in each case, a "Letter of Credit Fee") to the Agent in respect of such Letter of Credit equal to (i) three quarters of one percent (3/4%) per annum of the face amount of such Letter of Credit, to be for the accounts of the Banks in accordance with their respective Commitment Percentages, plus (ii) the Agent's
                                                         ----
customary issuance or amendment fee, as the case may be, in the amount of one quarter of one percent (1/4%) of the face amount of such standby Letter of Credit, to be for the Agent's own account, plus (iii) the Agent's customary
                                           ----
negotiation fee as determined by the Agent, to be for the Agent's own account.

     (S)3.  CERTAIN GENERAL PROVISIONS.
            ------- ------- ----------

     (S)3.1. FUNDS FOR PAYMENTS.
             ------------------

             (A)  PAYMENTS TO AGENT. All payments of principal of and interest
                  ------------------
on the Loans, Reimbursement Obligations, the Agent's Fee, the Commitment Fees and any other amounts due hereunder shall be made by the Company in United States Dollars to the Agent for the respective accounts of the Banks, or (in the case of the Agent's Fee), the Agent, in immediately available funds at the Agent's head office at the address set forth therefor in Schedule 1.1 hereto or
                                                         -------- ---
at such other location in the Boston, Massachusetts area that the Agent may from time to time designate.

             (B) NO OFFSET, ETC.  All payments by the Company and the Commerce
                ---------------
Subsidiaries hereunder and under any of the other Loan Documents shall be made without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Company or such Subsidiary is compelled by law to make such deduction or withholding. If any such obligation is imposed upon the Company or the Commerce Subsidiaries with respect to any amount payable by them hereunder or under any of the other Loan Documents, the Company will pay to the Agent, for the account of the Banks or (as the case may be) the Agent, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Banks or the Agent to receive the same net amount which the Banks or the Agent would have received on such due date had no such obligation been imposed upon the Company or such Commerce Subsidiary. The Company will deliver promptly to the Agent certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Company or such Commerce Subsidiary hereunder or under such other Loan Document. Nothing contained in this (S)3.1(b) shall be deemed to impose upon the Company any obligation to pay taxes based upon the income or profits of the Agent or any Bank.

     (S)3.2.  COMPUTATIONS.  All computations of interest on the Loans and of
              ------------
Commitment Fees, Letter of Credit Fees or other fees shall be based on a 360-day year and paid for the actual number of days elapsed. Except as otherwise provided in the definition of the term "Interest Period" with respect to Eurodollar Rate Loans, whenever a payment hereunder or under the Notes becomes due on a day which is not a Business Day, the due date for such payment shall be
(a) in the case of Base Rate Loans, the next succeeding Business Day, and (b) in the case of Eurodollar Rate Loans, the Business Day next succeeding the day on which such payment would otherwise have become due, such Business Day to be selected (such selection to be made by the Agent two Business Days prior to the Drawdown Date and notice thereof shall be given to the Company and the Banks not later than five Business Days after the Drawdown Date or upon request by the Company, provided, that any failure by the Agent to give such notice shall not
         --------
in any way affect the obligation of the Company to make such payment when due) by the Agent in accordance with the then current banking practice in any Eurodollar Interbank Market selected by the Agent in its sole discretion acting in good faith, as the case may be, and interest and commitment fees hereunder shall be adjusted accordingly. The outstanding amount of the Loans as reflected on the Records from time to time shall be considered correct and binding on the Company unless within five (5) Business Days after receipt of any notice by the Agent or any of the Banks of such outstanding amount, the Agent or such Bank shall notify the Company to the contrary.

     (S)3.3.  ADDITIONAL COSTS, ETC.  If any present or future applicable law,
              ---------- -----  ---
which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Bank or the Agent by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall in the case of any Loans, any Letters of Credit or any Commitment:

              (a) subject any Bank or the Agent to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Agreement, the other Loan Documents, such Bank's Commitment or the Loans or Letters of Credit (other than taxes based upon or measured by the income or profits of such Bank or the Agent), or

              (b) materially change the basis of taxation (except for changes in taxes on income or profits) of payments to any Bank of the principal of or the interest on any Loans, any Reimbursement Obligations or any other amounts payable to any Bank or the Agent under this Agreement or any of the other Loan Documents, or

              (c) impose or increase or render applicable (other than to the extent specifically provided for elsewhere in this Agreement) any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans or letters of credit by, or commitments of, any office of any Bank, or

              (d) impose on any Bank or the Agent any other conditions or requirements with respect to this Agreement, the other Loan Documents, the Loans, any Letters of Credit, such Bank's Commitment, or any class of commitments, letters of credit or loans of which any of the Loans, any Letters of Credit or such Bank's Commitment forms a part, and the result of any of the foregoing is

                  (i) to increase the cost to any Bank of making, funding, issuing, renewing, extending or maintaining any of the Loans or such Bank's Commitment or any Letter of Credit, or

                  (ii) to reduce the amount of principal, interest, fees, Reimbursement Obligations or other amount payable to such Bank or the Agent hereunder on account of such Bank's Commitment, any Letter of Credit or any of the Loans, or

                 (iii) to require such Bank or the Agent to make any payment or to forego any interest, principal, Reimbursement Obligation or other sum payable hereunder, the amount of which payment or foregone interest or Reimbursement Obligation, principal or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Bank or the Agent from the Company hereunder, then, and in each such case, the Company will, within five (5) days following demand made by such Bank (through the Agent) or, as the case may be, the Agent at any time and from time to time and as often as the occasion therefor may arise, pay to the Agent for the respective accounts of the Banks or for the Agent's own account such additional amounts as will be sufficient to compensate such Bank or the Agent for such additional cost, reduction, payment or foregone interest, principal or other sum. Each Bank or, as the case may be, the Agent shall give the Company prompt notice of any event causing such additional cost, reduction, payment or foregone interest, Reimbursement Obligation or other sum.

     (S)3.4.  INDEMNIFICATION FOR LOSSES.  Without prejudice to any of the
              --------------- --- ------
foregoing provisions of this Agreement, the Company will, on demand by any Bank (through the Agent), at any time and from time to time and as often as the occasion therefor may arise, indemnify such Bank against any losses, costs or expenses which such Bank may at any time or from time to time sustain or incur with respect to any Eurodollar Rate Loans as a consequence of

          (a) the failure by the Company to borrow any Eurodollar Rate Loan on the date of borrowing designated by the Company,

          (b) the failure by the Company to pay, punctually on the due date thereof, any amount payable by the Company under this Agreement,

          (c) the accelerated payment of any of the Company's obligations under this Agreement as a result of an Event of Default, or

          (d) any voluntary or mandatory prepayment made with respect to any Eurodollar Rate Loan other than on the last day of an Interest Period.

Such losses, costs or expenses, including interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain any such Loans, will be determined by such Bank on a commercially reasonable basis and will include in the case of any such accelerated payment, but not be limited to, the amount by which:

          (i) the total amount of interest which would have accrued on the principal so repaid or prepaid during the period (in this (S)3.4 called the "Reemployment Period") beginning on the date of such repayment or prepayment and ending on the last day of the Interest Period relating to the principal so repaid or prepaid, such total amount of interest to be calculated on the basis of the Eurodollar Rate applicable to such Interest
     Period:

     exceeds

          (ii) the total amount of interest which would accrue and become payable to such Bank during the Reemployment Period on the principal repaid or prepaid if such Bank, following such repayment or prepayment, were to use its best efforts to reemploy as soon as possible the principal so repaid or prepaid by (A) placing with a prime bank in the Eurodollar Interbank Market selected by such Bank deposits of dollars in amounts equal (as nearly as may be) to the principal so repaid or prepaid and for the number of days equal (as nearly as may be) to the Reemployment Period, or (as such Bank may elect) (B) buying at face value from a prime bank a negotiable certificate of deposit issued by such prime bank in an amount equal (as nearly as may be) to the principal so repaid or prepaid and having a maturity comparable to the Reemployment Period.

     (S)3.5.  CAPITAL ADEQUACY.  If any present or future law, governmental
              ------- --------
rule, regulation, policy, guideline or directive (whether or not having the force of law) or the interpretation thereof by a court or governmental authority with appropriate jurisdiction affects the amount of capital required or expected to be maintained by any Bank or the Agent, or any corporation controlling such Bank or the Agent and such Bank or the Agent determines that the amount of capital required to be maintained by it is increased by or based upon the existence of such Bank's or the Agent's commitment with respect to the credit facility established hereunder or the Loans, Letter of Credit Participations or Letters of Credit made, issued, maintained, extended or renewed pursuant hereto, then such Bank or the Agent may notify the Company of such fact. To the extent that the costs of such increased capital requirements are not reflected in the Base Rate or Eurodollar Rate, or in amounts paid or payable by the Company pursuant to (S)(S)3.3 or 3.4 hereof, the Company and such Bank or (as the case may be) the Agent shall thereafter attempt to negotiate in good faith, within thirty (30) days of the day on which the Company receives such notice, an adjustment payable hereunder which will adequately compensate such Bank or the Agent in light of these circumstances. If the Company and such Bank or the Agent are unable to agree to such adjustment within thirty (30) days of the date on which the Company receives such notice, then commencing on the date of such notice (but not earlier than the effective date of any such increased capital requirement), the fees payable hereunder shall increase by an amount that will, in such Bank's or the Agent's reasonable determination, provide adequate compensation. Each Bank and the Agent shall allocate such cost increases among its customers in good faith and on an equitable basis. For the purposes of (S)3.3 and this (S)3.5, any costs reimbursed to FNBB as a Bank shall not be reimbursable to FNBB as Agent, and to the extent that costs attributable to any Bank's Loans, any Letter of Credit Participation or Commitment are reimbursed by such Bank to the Agent, such costs shall not be reimbursable by the Company to the Agent and any costs reimbursed to the Agent which are attributable to the Commitment, Letter of Credit Participations or Loans of any Bank shall not be reimbursed to such Bank.

     (S)3.6.  BANK CERTIFICATE.  A certificate signed by an officer of any Bank,
              ---- -----------
setting forth any additional amount required to be paid by the Company to such Bank under (S)(S)3.3, 3.4 or 3.5 hereof and the computations made by such Bank to determine such additional amount, shall be submitted by such Bank to the Company in connection with each demand made at any time by such Bank upon the Company under (S)(S)3.3, 3.4 or 3.5. Without limiting the negotiation requirements of (S)3.5 (with respect to certificates issued on account of additional amounts required to be paid pursuant to (S)3.5), such certificate shall constitute prima facie evidence as to the additional amount owed.
                 ----- -----

     (S)3.7.  INABILITY TO DETERMINE EURODOLLAR RATE.  In the event that, prior
              --------- -- --------- ---------- ----
to the commencement of any Interest Period relating to any Eurodollar Rate Loan, the Agent shall determine that adequate and reasonable methods do not exist for ascertaining the Eurodollar Rate that would otherwise determine the rate of interest to be applicable to any Eurodollar Rate Loan during any Interest Period, the Agent shall forthwith give notice of such determination (which shall be conclusive and binding on the Company and the Banks) to the Company and the Banks. In such event (a) any Loan Request or Conversion Request with respect to Eurodollar Rate Loans shall be deemed a request for Base Rate Loans, (b) each Eurodollar Rate Loan will automatically, on the last day of the then current Interest Period relating thereto, become a Base Rate Loan, unless the Agent has received timely notice of the Company's intent to prepay such Eurodollar Rate Loan or any portion thereof pursuant to (S)2.9, and (c) the obligations of the Banks to make Eurodollar Rate Loans shall be suspended until the Agent determines that the circumstances giving rise to such suspension no longer exist, whereupon the Agent shall so notify the Company and the Banks. Neither the Agent nor any Bank shall in any event be responsible to the Company in any way if it is not able for any reason beyond its control to quote a Eurodollar Rate with respect to any proposed Interest Period.

     (S)3.8.  ILLEGALITY.  Notwithstanding any other provisions herein, if any
              ----------
present or future law, regulation, treaty or directive or in the interpretation or application thereof shall make it unlawful for any Bank to make or maintain Eurodollar Rate Loans, such Bank shall forthwith give notice of such circumstances to the Company and the other Banks and thereupon (a) the commitment of such Bank to make Eurodollar Rate Loans or convert Base Rate Loans to Eurodollar Rate Loans shall forthwith be suspended and (b) such Bank's Loans then outstanding as Eurodollar Rate Loans, if any, shall be converted automatically to Base Rate Loans on the last day of each Interest Period applicable to such Eurodollar Rate Loans, unless the Agent has received timely notice of the Company's intention to prepay such Eurodollar Rate Loan or any portion thereof pursuant to (S)2.11, or within such earlier period as may be required by law. The Company hereby agrees promptly to pay the Agent for the account of such Bank, upon demand by such Bank, any additional amounts necessary to compensate such Bank for any costs incurred by such Bank in making any conversion in accordance with this (S)3.9, including any interest or fees payable by such Bank to lenders of funds obtained by it in order to make or maintain its Eurodollar Loans hereunder.

     (S)4.  GUARANTY.
            --------

     The Obligations shall be guaranteed by each of the Commerce Subsidiaries pursuant to the terms of the Guaranty.

     (S)5.  REPRESENTATIONS AND WARRANTIES.  The Company, for itself and on
            --------------- --- ----------
behalf of its Subsidiaries, hereby represents and warrants to the Banks and the Agent as follows:

     (S)5.1.  CORPORATE EXISTENCE.
              --------- ---------

              (A) ORGANIZATION; CORPORATE POWER AND AUTHORITY. Each of the
                  -------------------------------------------
Commerce Companies (i) is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, and (ii) has adequate corporate power and authority and full legal right to own or to hold under lease its properties and to carry on the business in which it is presently engaged and will be engaged upon consummation of the transactions contemplated hereby.

              (B) FOREIGN QUALIFICATION.  Each of the Commerce Companies is
                  ---------------------
qualified and in good standing as a foreign corporation and is licensed, admitted or approved to do business as a foreign corporation in each jurisdiction wherein the character of the properties owned or held under lease by it, or the nature of the business conducted by it, makes such qualification necessary, except where
(i) such failure to qualify would not have a material adverse effect on such Commerce Company or on the enforceability against such Commerce Company of any of the Loan Documents or (ii) (A) such Commerce Company is a Subsidiary which was acquired pursuant to (S)9.5 within thirty (30) days prior to the date on and as of which this representation and warranty is being made or repeated and (B) the Company and such Subsidiary are using all reasonable efforts to obtain the appropriate license, admission or qualification.

          (c) Each of the Commerce Companies has adequate corporate power and authority and has full legal right to enter into each of the Loan Documents to which it is or is to become a party, to perform, observe and comply with all of its agreements and obligations under each of such documents, and, with respect to the Company, to make all of the borrowings contemplated by this Agreement.

     (S)5.2.  SUBSIDIARIES; SHARES OWNED BY THE COMMERCE COMPANIES.  Schedule
              ----------------------------------------------------   --------
5.2 attached hereto sets forth all entities in which one or more of the Commerce
---
Companies (a) owns or holds of record and/or beneficially (whether directly or indirectly) five percent (5%) or more of any class of the capital stock thereof,
(b) the aggregate purchase price of all capital stock owned or held of record and/or beneficially (whether directly or indirectly) by such Commerce Company or Commerce Companies in any one such entity equals or exceeds $200,000 or (c) the aggregate purchase price of all capital stock owned or held of record and/or beneficially (whether directly or indirectly) by such Commerce Company or Commerce Companies in all such entities equals or exceeds $1,000,000. Schedule
                                                                       --------
5.2 contains a complete description of all shares described in the preceding
---
sentence together with a complete list of all Subsidiaries of the Company and sets forth the authorized capital of all classes of the capital stock of each Commerce Subsidiary on the date hereof, together with the ownership on the date hereof of all of the issued and outstanding shares of each such class. Other than Subsidiaries of the Commerce Companies organized under the laws of jurisdictions located outside the United States, none of the Commerce Companies has any Subsidiaries which are not Commerce Subsidiaries or Non-Guarantor Subsidiaries. On the Closing Date, Sterling Software, Inc. and its Subsidiaries do not own in the aggregate, legally or beneficially, in excess of one percent (1%) of all of the outstanding shares of the capital stock of the Company.

     (S)5.3.  CORPORATE AUTHORITY, ETC.  The execution and delivery by each of
              --------- ---------  ---
the Commerce Companies of each of the Loan Documents to which it is or is to become a party, the performance by each of the Commerce Companies of all of its agreements and obligations under each of such documents, and the transactions contemplated hereby and thereby, including the making by the Company of all of the borrowings contemplated by this Agreement, have been duly authorized as of the date hereof (except that in the case of a Commerce Subsidiary acquired pursuant to (S)9.5, such execution, delivery and authorization shall have been completed no later than the later to occur of (a) the date of such acquisition, and

(b) five Business Days following receipt by the Company or such Commerce Subsidiary of forms of the Loan Documents, or amendments thereto, as appropriate, to which such Commerce Subsidiary is to become a party), by all necessary corporate action on the part of each Commerce Company and its respective shareholders and are within the corporate authority of such Person, and do not and will not (i) contravene or conflict with any provision of its charter or by-laws (each as from time to time in effect), (ii) conflict with, or result in a breach of any material term, condition or provision of, or constitute a default under or result in the creation of any mortgage, lien, pledge, charge, security interest or other encumbrance upon any of the property of any of the Commerce Companies (other than the liens created under any of the Loan Documents) under any agreement, trust deed, indenture, mortgage or other instrument to which any of the Commerce Companies is or may become a party or by which any of the Commerce Companies or any of the property of any of the Commerce Companies is or may become bound or affected, the consequences of which would reasonably be expected to have a material adverse effect on the Commerce Companies taken as a whole or would have an effect in any material respect on the enforceability of any of the Loan Documents, (iii) violate or contravene any provision of any law, regulation, order, ruling or interpretation thereunder or any decree, order or judgment of any court or governmental or regulatory authority, bureau, agency or official (all as from time to time in effect and applicable to any of the Commerce Companies), except where such violation or contravention would not materially adversely affect the Commerce Companies taken as a whole and would not have any effect in any material respect on the enforceability of the Loan Documents, (iv) require any waivers, consents or approvals by any of the creditors of any of the Commerce Companies which have not been obtained, (v) require any consents or approvals by any shareholders of any of the Commerce Companies, or (vi) require any approval, consent, order, authorization or license by, or giving notice to, or taking any other action with respect to, any governmental or regulatory authority or agency under any provision of any applicable law, except those actions which have been taken or will be taken prior to the Closing Date or where the failure to do so would not result in a material adverse effect on the Commerce Companies taken as a whole and would not have any effect in any material respect on the enforceability of the Loan Documents.

     (S)5.4.  BINDING EFFECT OF DOCUMENTS, ETC.  Each of the Commerce Companies
              ------- ------ -- ---------  ---
has duly executed and delivered each of the Loan Documents to which it is a party and each of such documents is in full force and effect. The agreements and obligations of each of the Commerce Companies contained in each of the Loan Documents to which it is a party constitute legal, valid and binding obligations enforceable against it in accordance with their respective terms, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that the availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

     (S)5.5.  NO DEFAULTS OR EVENTS OF DEFAULT.  No Default or Event of Default
              -- ------------------ -- -------
has occurred and is continuing.

     (S)5.6.  CHIEF EXECUTIVE OFFICES; MAILING ADDRESSES.  Until the Agent
              ----- --------- --------------------------
receives written notice of a change, the chief executive offices of the Company and the offices where all material records and books of account of the Company are kept, shall be located at 8080 North Central Expressway, Suite 1100, Dallas, Texas 75206, and the Company's mailing address shall be as provided in (S)18 hereof, and the chief executive offices of each of the Commerce Subsidiaries, the offices where all material records and books of account of each of the Commerce Subsidiaries are kept, and the mailing addresses of each of the Commerce Subsidiaries, shall be as set forth in Schedule 5.6 hereto.
                                                -------- ---

     (S)5.7.  FINANCIAL STATEMENTS AND PROJECTIONS.
              --------- --------------------------

              (A) FINANCIAL STATEMENTS. The Company has furnished to each of the
                  --------------------
Banks a consolidated balance sheet of the Company and its Subsidiaries as at the Balance Sheet Date, and consolidated statements of operations and income and stockholders' equity of the Company and its Subsidiaries for the fiscal year then ended, certified by Ernst & Young, LLP, and an unaudited consolidated balance sheet of the Company and its Subsidiaries at June 30, 1996, and unaudited consolidated statements of operations and retained earnings of the Company and its Subsidiaries for the fiscal period then ended. Such financial statements were prepared in accordance with generally accepted accounting principles and fairly present the financial condition of the Company and its Subsidiaries (on a pro forma basis with respect to the Balance Sheet Date) as at
                   --- ----
the close of business on the dates thereof and the results of operations for the fiscal period then ended. There are no contingent liabilities of the Company and its Subsidiaries as of either of such dates involving material amounts not disclosed in such financial statements and the related notes thereto.

              (B) PROJECTIONS. Copies of the most recently prepared projections
                  -----------
of the annual and quarterly operating budgets of the Company and its Subsidiaries on a consolidated basis, balance sheets and cash flow statements for the fiscal quarter of the Company and its Subsidiaries ending September 30, 1996 have been delivered to each Bank. To the knowledge of the Company or any of its Subsidiaries, no facts exist that (individually or in the aggregate) would result in any material change in any of such projections. The projections are based upon reasonable estimates and assumptions and reflect the reasonable estimates of the Company and its Subsidiaries of the results of operations and other information projected therein.

     (S)5.8.  NO MATERIAL CHANGES, ETC.  Except as disclosed in the Forms 10-Q
              -- -------- -------  ---
and Forms 8-K of the Company and its Subsidiaries filed by Sterling Software, Inc. and its Subsidiaries with the Securities and Exchange Commission and previously delivered to the Agent and the Banks, since the Balance Sheet Date, there has occurred no materially adverse change in the financial condition, business or prospects of the Company and its Subsidiaries taken as a whole as shown on or reflected in the consolidated balance sheet of the Company and its Subsidiaries as at the Balance Sheet Date, or the consolidated statements of operations for the fiscal year then ended. None of the Commerce Subsidiaries has made any Distribution since the Balance Sheet Date, except to the Company or another Commerce Subsidiary.

     (S)5.9.  MORTGAGES AND LIENS.  None of the property, assets, income or
              --------- --- -----
revenues of any character, or any rights relating thereto, of any of the Commerce Companies is subject to any mortgage, lien, pledge, charge, security interest or other encumbrance of any kind, other than Permitted Liens. Set forth on Schedule 5.9 hereto is a true and correct list of each office or other
         ------------
location maintained by any of the Commerce Companies in the United States of America. In all jurisdictions set forth on Schedule 5.9, and, to the best
                                            ------------
knowledge of the Company (without having conducted UCC searches), in all other jurisdictions located in the United States of America, any state thereof or the District of Columbia, no financing statement which names any of the Commerce Companies as a debtor has been filed pursuant to Article 9 of the Uniform Commercial Code of any state of the United States or the District of Columbia, and none of the Commerce Companies has signed any financing statement or security agreement or authorized any Person to file any such financing statement in any such jurisdiction, except (a) for notice filings by lessors of personal property or equipment under leases, or (b) with respect to Permitted Liens.

     (S)5.10.  INDEBTEDNESS.  Neither the Company nor any of its Subsidiaries
               ------------
has any Indebtedness other than Indebtedness expressly permitted by the provisions contained in (S)9.1 of this Agreement.

     (S)5.11.  LITIGATION.  Except as set forth on Schedule 5.11 hereto as of
               ----------                          -------- ----
the date hereof, or as previously disclosed to the Agent in writing (with the Agent disclosing such information to the Banks promptly following receipt thereof), there is no pending or, to the best of the knowledge of any of the Company's officers and directors, threatened action, suit, proceeding or investigation before any court, tribunal, governmental or regulatory authority, agency, commission, or board of arbitration against the Company or any of its Subsidiaries which seeks or demands damages in excess of $1,500,000 or which would otherwise reasonably be expected materially adversely to affect the transactions contemplated hereby or the operations or the financial condition of the Company and its Subsidiaries taken as a whole or to materially impair the right of the Company and its Subsidiaries, considered as a whole, to carry on business substantially as now conducted by them, or to result in any material liability not adequately covered by insurance or for which adequate reserves are not maintained on the consolidated balance sheet of the Company and its Subsidiaries, or which questions the validity of this Agreement or any of the other Loan Documents or any action taken or to be taken pursuant hereto or thereto, nor does the Company or any of its Subsidiaries know of any reasonable basis for any such litigation to exist. Set forth on Schedule 5.11 hereto are
                                                      -------------
descriptions of all escrow arrangements to which the Company or any of its Subsidiaries is a party with respect to pending litigation against the Company or any of its Subsidiaries which must be disclosed pursuant to this (S)5.11.

     (S)5.12.  NO DEFAULT.  Except for alleged defaults relating to the matters
               -- -------
set forth on Schedules 5.11 and 5.12 hereof as of the date hereof, or as
             --------- ----     ----
previously disclosed to the Agent in writing, no material default under any contract, agreement or instrument to which any Commerce Company is a party or by which it or any of its property is bound, has occurred and is continuing beyond the grace period specified therefore in such contract, instrument or agreement, the consequence of which default would reasonably be expected materially adversely to affect the financial condition, assets, or operations of any of the Company and its Subsidiaries taken as a whole. The Agent shall disclose information disclosed to it in writing pursuant to the preceding sentence to the Banks promptly following receipt thereof. Notwithstanding the foregoing, the information set forth on Schedules 5.11 and 5.12 is for disclosure purposes
                         --------- ----     ----
only, and nothing contained in Schedules 5.11 or 5.12 shall be deemed an
                               --------- ----    ----
admission by the Company or any Subsidiary that any default exists under any contract, agreement or instrument to which such Commerce Company is a party or by which such Commerce Company or any of its property is bound.

     (S)5.13.  TAXES.  Except as set forth on Schedule 5.13, as of the date
               -----                          -------- ----
hereof, the Company, for itself and on behalf of its Subsidiaries, has filed all United States federal tax returns required to be filed by it, and each of the Company and, to the best knowledge of the Company, its Subsidiaries has filed all state and other tax returns required to be filed by it other than (i) those returns relating to taxes (A) with respect to which the Company or any such Subsidiary, as the case may be, in good faith and using due diligence and all deliberate speed, is investigating or ascertaining the extent of its liability, if any, and (B) with respect to which (1) no lien or notice has been filed in any public recording office, and (2) neither the Company nor such Subsidiary has received notice of a lien or the threat or initiation of an enforcement proceeding or has reason to believe that such a lien or enforcement proceeding is likely to occur or is specifically contemplated by appropriate authorities, or (ii) those returns as to which the failure to so file would not, in the opinion of the Company, create an outstanding liability for taxes due or interest and penalties thereon in excess of $1,000,000 in the aggregate for the Company and its Subsidiaries. As of the date hereof, each of the Company and its Subsidiaries has paid, or has made reasonable provision for payment of, all material taxes (if any) which have or may become due and payable with respect to any past or present taxation period pursuant to any of the said returns or pursuant to any matters raised by audits or for other reasons known to it, other than those taxes referenced in subparagraphs (i) and (ii) above and taxes the amount, applicability, or validity of which are currently being contested by it in good faith by appropriate proceedings and with respect to which it has set aside on its books reserves (to the extent required by generally accepted accounting principles and practices) reasonably deemed by it to be adequate with respect thereto. Neither the Company nor any of its Subsidiaries has consented to be treated as a "consenting corporation" as defined in Section 341(f) of the Code.

     (S)5.14.  TRUE COPIES OF CHARTER AND OTHER DOCUMENTS.  Each of the Commerce
               ---- ------ -- ------- --- ----- ---------
Companies has furnished or caused to be furnished, except any

Commerce Subsidiary acquired as permitted by (S)9.5 which Subsidiary shall, within 30 days of such acquisition, have furnished or caused to be furnished, to each of the Banks true and complete copies of (a) all of the charter and other incorporation or association documents of each of the Commerce Companies (together with any and all amendments thereto) and (b) the by-laws of each of the Commerce Companies (together with any and all amendments thereto).

     (S)5.15.  EMPLOYEE BENEFIT PLANS.
               -------- ------- -----

               (a) IN GENERAL. Each Employee Benefit Plan has been maintained
                   -- -------
and operated in compliance in all material respects with the provisions of ERISA and, to the extent applicable, the Code, including but not limited to the provisions thereunder respecting prohibited transactions. The Company has heretofore delivered to the Agent the most recently completed annual report, Form 5500, with all required attachments, and actuarial statement required to be submitted under (S)103(d) of ERISA, with respect to each Guaranteed Pension Plan, if any.

              (b) TERMINABILITY OF WELFARE PLANS. Under each Employee Benefit
                  ------------- -- ------- -----
Plan which is an employee welfare benefit plan within the meaning of (S)3(1) or
(S)3(2)(B) of ERISA, no benefits are due unless the event giving rise to the benefit entitlement occurs prior to plan termination (except as required by Title I, Part 6 of ERISA). Subject to applicable legal requirements, the Company or an ERISA Affiliate, as appropriate, may terminate each such Plan at any time (or at any time subsequent to the expiration of any applicable bargaining agreement) in the discretion of the Company or such ERISA Affiliate without liability to any Person.

              (c) GUARANTEED PENSION PLANS. Each contribution required to be
                  ---------- ------- -----
made to a Guaranteed Pension Plan, whether required to be made to avoid the incurrence of an accumulated funding deficiency, the notice or lien provisions of (S)302(f) of ERISA, or otherwise, has been timely made. No waiver of an accumulated funding deficiency or extension of amortization periods has been received with respect to any Guaranteed Pension Plan. No liability to the PBGC (other than required insurance premiums, all of which have been paid) has been incurred by the Company or any ERISA Affiliate with respect to any Guaranteed Pension Plan and there has not been any ERISA Reportable Event, or any other event or condition which presents a material risk of termination of any Guaranteed Pension Plan by the PBGC. Based on the latest valuation of each Guaranteed Pension Plan (which in each case occurred within twelve months prior to the date of this representation), and on the actuarial methods and assumptions employed for that valuation, the aggregate benefit liabilities of all such Guaranteed Pension Plans within the meaning of (S)4001 of ERISA did not exceed the aggregate value of the assets of all such Guaranteed Pension Plans by a material amount, disregarding for this purpose the benefit liabilities and assets of any Guaranteed Pension Plan with assets in excess of benefit liabilities, except as otherwise permitted by (S)9.11(d).

          (d) MULTIEMPLOYER PLANS.  Neither the Company nor any ERISA Affiliate
              ------------- -----
has incurred any material liability (including secondary liability) to any Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan under (S)4201 of ERISA or as a result of a sale of assets described in (S)4204 of ERISA. Neither the Company nor any ERISA Affiliate has been notified that any Multiemployer Plan is in reorganization or insolvent under and within the meaning of (S)4241 or (S)4245 of ERISA or that any Multiemployer Plan intends to terminate or has been terminated under (S)4041A of ERISA.

     (S)5.16.  OTHER REPRESENTATIONS.  Each of the representations and
               ----- ---------------
warranties made by each of the Commerce Companies in any of the Loan Documents (to the extent that any such documents are in effect on any particular Drawdown
Date) was true and correct in all material respects when made and continues to be true and correct in all material respects on the Closing Date, except to the extent that, by the express terms thereof, any of such representations and warranties relates solely to or is made as of a date falling prior to the Closing Date, or except to the extent that any of such representations and warranties may have been affected by the consummation of the transactions contemplated and permitted or required by the Loan Documents.

     (S)5.17.  DISCLOSURE.  No representation or warranty made by any of the
               ----------
Commerce Companies in this Agreement or in any agreement, instrument, document, certificate, statement or letter furnished to the Agent by or on behalf of any of the Commerce Companies in connection with any of the transactions contemplated by any of the Loan Documents contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances in which they are made. Except as disclosed in writing to the Agent, there is no fact known to the Company or, to the best of the Company's knowledge, any of the Commerce Subsidiaries which could reasonably be expected materially adversely to affect, or which would reasonably be expected materially adversely to affect in the future the condition, assets or operations of the Commerce Companies (other than Non-Guarantor Subsidiaries) taken as a whole.

     (S)5.18.  HOLDING COMPANY AND INVESTMENT COMPANY ACTS.  None of the
               ------- ------- --- ---------- ------- ----
Commerce Companies is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935; nor is it a "registered investment company", or an "affiliated company" (other than solely by reason of the ownership of 5% or more of the Company's outstanding voting securities by a "registered investment company") or a "principal underwriter" of a "registered investment company", as such terms are defined in the Investment Company Act of 1940, as amended.

     (S)5.19.  REGULATIONS U AND X.  The proceeds of the Loans shall be used,
               ----------- - --- -
and the Letters of Credit shall be obtained solely for financing Permitted Acquisitions and for working capital and general corporate purposes. No portion of any Loan or Letter of Credit is to be used, for the purpose of purchasing or carrying any

"margin security" or "margin stock" as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224, nor is any portion of any Loan or Letter of Credit to be used in any manner which, whether after giving effect to (S)8.17 or (S)8.19 or otherwise, would be in violation of such Regulations U or X.

     (S)5.20.  FRANCHISES, PATENTS, COPYRIGHTS, ETC,  Except as set forth on
               ----------  -------  ----------  ---
Schedule 5.20 hereto, each of the Commerce Companies possesses all franchises,
-------- ----
patents, copyrights, trademarks, trade names, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of its business substantially as now conducted and has not received notice of any conflict (which conflict has not been resolved prior to the Closing Date) with any rights of others. Attached hereto as Schedule 5.20 is a true, correct, and complete
                               -------- ----
list of all patents, patent applications, federally registered copyrights, trademarks, trademark applications, trade names and other intellectual property owned by any of the Commerce Companies as of the Closing Date.

     (S)5.21.  NON-GUARANTOR SUBSIDIARIES.  No Non-Guarantor Subsidiary (a) is
               --------------------------
presently engaged in business of any kind or nature (except that such Non-Guarantor Subsidiary may have qualified to do business in a foreign jurisdiction), (b) has a net worth in excess of $1,000,000 or, in the case of Sterling Commerce Leasing, Inc., in excess of $5,000,000 for any period of thirty-five (35) or more consecutive days or (c) has issued any capital stock to any Person other than the Company or a Commerce Subsidiary. The Non-Guarantor Subsidiaries, taken as a whole, do not have assets as a result of which such Non-Guarantor Subsidiaries' net worth, in the aggregate, equals or exceeds $6,000,000.

     (S)5.22.  ENVIRONMENTAL COMPLIANCE.
               ------------- ----------

               (a) To the best of the Company's knowledge, none of the Commerce Companies, nor any of their operations, is in violation or alleged violation of any judgment, decree, order, law, license, rule and regulation pertaining to environmental matters, including those arising under any Environmental Law, except where the failure so to comply would not have a material adverse effect on the business, assets or financial condition of the Commerce Companies taken as a whole.

               (b) None of the Commerce Companies has received notice from any third party including, without limitation: any federal, state or local governmental authority, (i) that any one of them has been identified by the EPA as a potentially responsible party under the Comprehensive Environmental Responser, Compensation and Liability Act of 1980, as amended, with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B; (ii) that any hazardous waste, as defined by 42 U.S.C. (S)6903(5), any hazardous substances as defined by 42 U.S.C. (S)9601(14), any pollutant or contaminant as defined by 42 U.S.C. (S)9601(33) and any Hazardous Substances which any one of them has generated, transported or disposed of has been found at any site at which a federal, state or local agency or other third party has conducted or has ordered that any of the Commerce Companies conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances.

               (c)  Except as set forth on Schedule 5.22 attached hereto and to
                                           -------- ----
the Company's knowledge: (i) no portion of the Real Estate has been used by any of the Commerce Companies for the handling, processing, storage or disposal of Hazardous Substances except in accordance with applicable Environmental Laws;
(ii) in the course of any activities conducted by the Commerce Companies, no Hazardous Substances have been generated or are being used on the Real Estate except in accordance with applicable Environmental Laws.

               (d) None of the Commerce Companies, or, to the Company's knowledge, any of the Real Estate is subject to any applicable Environmental Law requiring the performance of Hazardous Substances site assessments, or the removal or remediation of Hazardous Substances, or the giving of notice to any governmental agency or the recording or delivery to other Persons of an environmental disclosure document or statement by virtue of the transactions set forth herein and contemplated hereby, or as a condition to the effectiveness of any other transactions contemplated hereby.

     (S)5.23.  SOLVENCY.  Each of the Commerce Companies other than Sterling
               --------
Commerce Leasing, Inc., on an individual basis as of the Closing Date, each Subsidiary which becomes a Commerce Subsidiary and a guarantor under the Guaranty in accordance with the requirements of (S)8.17 or (S)8.19, on an individual basis as of any Drawdown Date following the date on which such Subsidiary becomes a Commerce Subsidiary and a guarantor under the Guaranty in accordance with the requirements of (S)8.17 or (S)8.19, and the Commerce Companies on a consolidated basis as of the Closing Date and each Drawdown Date occurring thereafter, both before and after giving effect to the transactions contemplated hereby, (a) is solvent, (b) has assets having a fair salable value in excess of the amount required to pay its probable liabilities as such liabilities become absolute and mature, and (c) has access to adequate capital for the conduct of its business and the ability to pay its respective debts from time to time incurred in connection therewith as such debts mature in the reasonably foreseeable future.

     (S)6.  CONDITIONS TO THE FIRST LENDING.  The obligations of the Banks to
            ---------- -- --- ----- -------
make the first Loan hereunder and of the Agent to issue any initial Letters of Credit shall be subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions precedent:

     (S)6.1.   LOAN DOCUMENTS, ETC.
               ---- ---------  ---

               (a) Each of the Loan Documents shall have been duly and properly authorized, executed and delivered by the respective party or parties thereto, shall be in full force and effect on and as of the Closing Date, and shall be in form and substance satisfactory to each of the Banks.

               (b) Executed original counterparts of each of the Loan Documents shall have been furnished to each of the Banks.

     (S)6.2.   LEGALITY OF TRANSACTIONS, ETC.  No change in applicable law shall
               -------- -- ------------  ---
have occurred as a consequence of which it shall have become and continue to be unlawful (a) for any of the Banks to perform any of its agreements or obligations under any of the Loan Documents to which it is a party on the Closing Date or (b) for any of the Commerce Companies to perform any of its agreements or obligations under any of the Loan Documents to which it is a party on the Closing Date. The Banks shall have received such statements, including applicable Forms U-1, in substance and form reasonably satisfactory to the Agent as the Banks shall require for the purpose of compliance with any applicable regulations of the Comptroller of the Currency or the Board of Governors of the Federal Reserve Systems.

     (S)6.3.   REPRESENTATIONS AND WARRANTIES.  Each of the representations and
               --------------- --- ----------
warranties made by or on behalf of the Commerce Companies to the Banks or the Agent in this Agreement or the other Loan Documents shall be true and correct in all material respects when made, shall, for all purposes of this Agreement, be repeated on and as of the Closing Date, and shall be true and correct in all material respects on and as of such date except, in each case, as affected by the consummation of the transactions contemplated by the Loan Documents and to the extent that such representation or warranty may relate by its terms solely to a prior date.

     (S)6.4.   PERFORMANCE, ETC.  Each of the Commerce Companies shall have duly
               -----------  ---
and properly performed, complied with and observed in all material respects each of its covenants, agreements and obligations contained in any of the Loan Documents to which it is a party or by which it is bound which are required to be performed on the Closing Date. No event shall have occurred on or prior to the Closing Date and be continuing on the Closing Date, and no condition shall exist on the Closing Date, which constitutes a Default or an Event of Default or which would constitute a Default or an Event of Default after giving effect to the Loan or Loans being made on the Closing Date.

     (S)6.5.   CERTIFIED COPIES OF CHARTER DOCUMENTS.  The Agent shall have
               --------- ------ -- ------- ---------
received from each of the Commerce Subsidiaries copies, in sufficient quantity for delivery to each Bank, certified by a duly authorized officer of each of the Commerce Companies to be true and complete on the Closing Date, of each of (a) its charter or other incorporation or association documents as in effect on such date of certification, and (b) its by-laws as in effect on such date.

     (S)6.6.   PROOF OF CORPORATE ACTION.  The Agent shall have received from
               ----- -- --------- ------
each of the Commerce Subsidiaries copies, in sufficient quantity for delivery to each Bank, certified by a duly authorized officer of each of the Commerce

Subsidiaries to be true and complete on the Closing Date, of the records of all corporate and shareholder action taken by each of the Commerce Subsidiaries to authorize (a) its execution and delivery of each of the Loan Documents to which it is or is to become a party, (b) its performance of all of its agreements and obligations under each of such documents, and (c) the borrowings and other transactions contemplated by this Agreement.

     (S)6.7.   INCUMBENCY CERTIFICATE.  The Agent shall have received from each
               ---------- -----------
of the Commerce Subsidiaries incumbency certificates in sufficient quantity for delivery to each Bank, dated the Closing Date, signed by a duly authorized officer of each of the Commerce Subsidiaries, and giving the name and bearing a specimen signature of each individual who shall be authorized: (i) to sign, in the name and on behalf of each of the Commerce Subsidiaries, each of the Loan Documents to which it is or is to become a party; (ii) in the case of the Company, to make Loan Requests and Conversion Requests, and to apply for Letters of Credit; and (iii) to give notices and to take other action on its behalf under the Loan Documents.

     (S)6.8.   PROCEEDINGS AND DOCUMENTS.  All corporate, governmental and other
               ----------- --- ---------
proceedings in connection with the transactions contemplated by the Loan Documents and all instruments and documents incidental thereto, shall be in form and substance reasonably satisfactory to the Agent, and the Agent shall have received all such counterpart originals or certified or other copies of all such instruments and documents as the Agent shall have reasonably requested.

     (S)6.9.   LEGAL OPINIONS.  Each of the Agent and the Banks shall have
               ----- --------
received a written opinion, addressed to the Agent and each Bank, dated the Closing Date, from Jones, Day, Reavis & Pogue, counsel to the Company and the Commerce Subsidiaries, in substantially the form of Exhibit C hereto.
                                                    ------- -

     (S)6.10.  UCC SEARCH RESULTS. The Agent shall have received the results of
               ------------------
recent UCC searches with respect to the assets of the Company and the Commerce Companies in the jurisdictions listed on Schedule 5.9, indicating no liens other
                                         ------------
than Permitted Liens and otherwise in form and substance satisfactory to the Agent.

     (S)6.11.  COMPLETION OF SPIN-OFF.  The Company and Sterling Software, Inc.
               ----------------------
shall have taken all actions necessary or appropriate to complete the sale of certain shares of the Company to the public and the distribution, on a tax-free basis, to shareholders of Sterling Software, Inc. all shares of the capital stock of the Company not so sold to the public so that neither Sterling Software, Inc. nor any of its Subsidiaries or other Affiliates shall legally or beneficially own in the aggregate in excess of one percent (1%) of all of the outstanding shares of the capital stock of the Company. The Agent shall have received from the Company, copies, in sufficient quantity for delivery to each Bank, certified by a duly authorized officer of the Company to be true and complete on the Closing Date, of the Tax Allocation Agreement and the Indemnification Agreement.

     (S)6.12.  INSURANCE CERTIFICATES.  The Agent shall have received (a)
               --------- ------------
certificates of insurance from independent insurance brokers dated as of the Closing Date, identifying insurers, types of insurance, insurance limits and policy terms, and otherwise describing the insurance obtained in accordance with the provisions of (S)8.8.

     (S)6.13.  PAYMENT OF FEES.  The Company shall have paid to the Agent, for
               ---------------
the pro rata accounts of the Banks, the closing fee pursuant to (S)2.14, and
    --------
shall have paid to the Agent, for its own account, the Agent's fee pursuant to
(S)2.13.

     (S)7.  CONDITIONS TO SUBSEQUENT LOANS.  The obligation of the Banks to make
            ---------- -- ---------- -----
any Loans subsequent to the initial Loan or of the Agent to issue, extend or renew any Letter of Credit after the Closing Date shall be subject to the satisfaction of the following conditions precedent:

     (S)7.1.   LEGALITY OF TRANSACTIONS.  It shall not be unlawful (a) for any
               -------- -- ------------
of the Banks or the Agent to perform any of its agreements or obligations under any of the Loan Documents to which the Banks or the Agent are a party on the Drawdown Date of such Loan or such Letter of Credit, or (b) for any of the Commerce Companies to perform any of its material agreements or obligations under any of the Loan Documents to which such Commerce Company is a party on such date.

     (S)7.2.   REPRESENTATIONS AND WARRANTIES; NO DEFAULT OR EVENT OF DEFAULT.
               --------------- --- ------------------------------------------
Each of the representations and warranties made by or on behalf of any of the Commerce Companies to the Banks or the Agent in this Agreement or any other Loan Document or in any other document or instrument delivered pursuant to or in connection with this Agreement shall be true and correct in all material respects when made and shall, for all purposes of this Agreement, be deemed to be repeated on and as of the date of the Company's notice of borrowing for such Loan or the date of the Letter of Credit Application for such Letter of Credit and on and as of the Drawdown Date of such Loan or such Letter of Credit and shall be true and correct in all material respects on and as of each of such dates, except, in each case, as affected by the consummation of the transactions contemplated by the Loan Documents and to the extent that such representation or warranty may relate by its terms solely to a prior date, and except that, within the 30 day period following each acquisition consummated pursuant to (S)9.5, Schedules 5.2, 5.6, 5.11 (but only to the extent that the Company would not be
--------- ---  ---  ----
required to report the litigation to be included in Schedule 5.11 within 30 days
                                                    -------- ----
pursuant to (S)8.5), 5.12, 5.13 (but only to the extent that any changes to
                     ----  ----
Schedule 5.13 arise solely from failure by the newly acquired Subsidiary to file
-------- ----
state or local tax returns or pay state or local taxes and in no event arise as a result of any failure to pay any federal taxes or failure to file any federal tax returns or as a result of existence of any tax lien on any assets of such newly acquired Subsidiary), and 5.20 may not be complete and accurate as a
                                 ----
result of such acquisition as set forth in (S)9.5(b), provided, that the Company
                                                      --------
shall, during such thirty (30) day period, take any and all necessary action to bring such newly acquired Subsidiary into full compliance with each representation and warranty set forth in (S)5 hereof, and provided,
                                                          --------
further, that no change resulting from any acquisition would have a material
-------
adverse affect on the Commerce Companies taken as a whole. No Default or Event of Default shall have occurred and be continuing.

     (S)7.3.   PERFORMANCE, ETC.  Each of the Commerce Companies shall have duly
               -----------  ---
and properly performed, complied with and observed in all material respects each of its covenants, agreements and obligations contained in (S)(S)8, 9 and 10 hereof, and shall have duly and properly performed, complied with and observed in all material respects its covenants, agreements and obligations in all other sections of this Agreement and any of the other Loan Documents to which it is a party or by which it is bound on the Drawdown Date for such Loan or such Letter of Credit. No event shall have occurred on or prior to such date and be continuing on such date, and no condition shall exist on such date, which constitutes a Default or an Event of Default.

     (S)7.4.   PROCEEDINGS AND DOCUMENTS.  All corporate, governmental and other
               ----------- --- ---------
proceedings in connection with the transactions contemplated by the Loan Documents and all instruments and documents incidental thereto shall be in form and substance reasonably satisfactory to the Agent and the Agent shall have received all such counterpart originals or certified or other copies of all such instruments and documents as the Agent shall have reasonably requested.

     (S)7.5.   CONTINUED COMPLIANCE WITH CERTAIN REGULATIONS.  Without limiting
               --------- ---------- ---- ------- -----------
the generality of (S)7.2, each of the Commerce Companies shall certify to the Agent, in substantially the form of Exhibit D hereto, that such Commerce Company
                                    ------- -
is in full compliance with Regulations U and X of the Board of Governors of the Federal Reserve System and shall, upon request of the Agent, attach to such certificate all appropriate forms, including Form U-1, which evidence such compliance. Notwithstanding the foregoing, the Banks shall not be required to make Loans, and the Agent shall not be obligated to issue any Letters of Credit, on any Drawdown Date if the Agent or any Bank independently, in its sole judgment and having given due regard to the certificate delivered pursuant to this paragraph, determines or reasonably believes that any Commerce Company is not in compliance with Regulation U or X as of such Drawdown Date.

     (S)7.6.   GOVERNMENTAL REGULATION.  Each Bank shall have received such
               ------------ ----------
statements in substance and form reasonably satisfactory to such Bank as such Bank shall require for the purpose of compliance with any applicable regulations of the Comptroller of the Currency or the Board of Governors of the Federal Reserve System.

     (S)8.  AFFIRMATIVE COVENANTS OF THE COMPANY.  The Company covenants and
            ----------- --------- -- --- -------
agrees that, so long as any Loan, Unpaid Reimbursement Obligation, Letter of Credit or Note is outstanding or the Banks have any obligation to make Loans, or the Agent has any obligation to issue, extend or renew any Letters of Credit hereunder, unless the Majority Banks otherwise agree in writing:

     (S)8.1.   PUNCTUAL PAYMENT.  The Company will duly and punctually pay or
               -------- -------
cause to be paid the principal and interest on the Loans, the Reimbursement Obligations, the Letter of Credit Fees, the Commitment Fees, the Agent's Fee and all other amounts provided for in this Agreement and the other Loan Documents to which the Company or any of its Subsidiaries is a party, all in accordance with the terms of this Agreement and such other Loan Documents.

     (S)8.2.   LEGAL EXISTENCE, ETC.  Except for any Commerce Company which is
               ----- ---------  ---
then a Non-Guarantor Subsidiary, which has been merged into another Subsidiary or the Company in compliance with (S)9.4, or which has been disposed of in compliance with the provisions of (S)9.9, the Company will, and will cause each of the other Commerce Companies to, maintain its legal existence and good standing under the laws of its jurisdiction of incorporation, maintain its qualification to do business in each state in which the failure to do so would have a material adverse effect on the condition, financial or other, of the Company or any of the Commerce Subsidiaries and maintain all of its rights and franchises reasonably necessary to the conduct of its business.

     (S)8.3.   USE OF LOAN PROCEEDS.  The Company shall use the proceeds of the
               --- -- ---- --------
Loans and will obtain Letters of Credit solely (a) to make Permitted Acquisitions and (b) for general corporate and working capital purposes, and not in violation of Regulations U or X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.

     (S)8.4.   FINANCIAL STATEMENTS.  The Company will furnish financial
               --------- ----------
statements and other reports to each of the Banks as follows:

               (a) promptly upon the filing of the Company's annual 10-K Report with the Securities and Exchange Commission, the consolidated balance sheets and the related consolidated statements of operations, stockholders' equity and cash flows (the "consolidated financial statements") of the Company and its Subsidiaries, as at the end of such fiscal year, in reasonable detail, each setting forth in comparative form the corresponding figures for the preceding year, prepared in accordance with generally accepted accounting principles consistently applied, and accompanied by a report and unqualified opinion of a nationally recognized firm of independent certified public accountants selected by the Company and reasonably satisfactory to the Agent (except that a qualification for a change in accounting principles with which such firm of independent certified public accountants concurs shall be permitted);

               (b) promptly upon the filing of the Company's quarterly 10-Q Report with the Securities and Exchange Commission, unaudited consolidated financial statements of the Company and its Subsidiaries for which a 10-Q Report is required, prepared in accordance with generally accepted accounting principles, together with a certification by an Authorized Officer of the Company that the information contained in such financial statements fairly presents the financial position of the Company and its Subsidiaries on the date thereof (subject only to year-end adjustments);

               (c) contemporaneously with the delivery of the financial statements referred to in subparagraphs (a) and (b) above but in no event later than one hundred twenty (120) days after the close of the fiscal year of the Company and seventy-five days after the end of each fiscal quarter of the Company, a statement, substantially in the form of Exhibit D hereto, showing
                                                   ------- -
compliance by the Company with the covenants set forth in (S)(S)9 and 10 hereof and setting forth in reasonable detail computations evidencing such compliance and (if applicable) reconciliations to reflect changes in generally accepted accounting principles since the Balance Sheet Date, certified by an Authorized Officer of the Company ("Compliance Certificate");

               (d) at the time of delivery of each quarterly and annual statement referred to in clauses (a) and (b) above, a certificate, executed by an Authorized Officer, (i) stating that such officer has caused this Agreement to be reviewed and has no knowledge of any default by the Company in the performance or observance of any of the provisions of this Agreement, during such quarter or at the end of such year, or, if such officer has such knowledge, specifying each default and the nature thereof, and (ii) setting forth (A) each pending or threatened action or suit of which the Company is aware affecting the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries is a party, involving an uninsured claim against any such Person which is in excess of $1,500,000 or which could otherwise reasonably be expected to have a material adverse effect on the Company and its Subsidiaries taken as a whole and which was not previously reported pursuant to (S)8.5, or the last quarterly certificate and (B) any Commerce Subsidiary deactivated in accordance with (S)8.18 since the date of the last certificate delivered pursuant to this clause (d);

               (e) as soon as practicable but, in any event, within twenty (20) Business Days after the issuance thereof, copies of all other financial statements and reports as the Company or the Company shall send to its stockholders as such, and copies of all regular and periodic reports which any of the Commerce Companies may be required to file pursuant to federal securities laws or regulations with the Securities and Exchange Commission or any similar or corresponding federal or state governmental commission, department or agency substituted therefor;

               (f) (i) with reasonable promptness following the delivery of the financial statements referred to in subsection (a) above, annual projections of the Company and its Subsidiaries on a consolidated basis in the form previously delivered pursuant to (S)5.7(b) for the fiscal year most recently commenced; and
(ii) upon completion thereof, any forecasts updating such annual projections prepared by the Company; and

               (g) with reasonable promptness, such other data as the Agent or any of the Banks may reasonably request.

     (S)8.5.   NOTICE OF LITIGATION AND JUDGMENT AND ENVIRONMENTAL EVENTS.
               ------ -- ---------- --- -------- --- ------------- ------

               (A)  LITIGATION AND JUDGMENTS.  The Company will, for itself and
                    ------------------------
on behalf of its Subsidiaries, give notice to the Agent in writing within thirty
(30) days of becoming aware of any pending or threatened action or suit affecting the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries is or becomes a party involving an uninsured claim against the Company or any of its Subsidiaries which seeks or demands damages in excess of $1,500,000, and stating the nature and status of such litigation or proceedings. The Company will, for itself and on behalf of its Subsidiaries, give notice to the Agent on behalf of the Banks, in writing, in form and detail satisfactory to the Agent, within ten (10) days of any judgment not covered by insurance, final or otherwise, against the Company or any of its Subsidiaries in an amount in excess of $1,000,000.

               (B)  ENVIRONMENTAL EVENTS.  The Company will promptly give notice
                    --------------------
to the Agent upon becoming aware of (i) of any violation of any Environmental Law that any of the Commerce Companies reports in writing or is reportable by such Person in writing (or for which any written report supplemental to any oral report is made) to any federal, state or local environmental agency and (ii) upon becoming aware thereof, of any inquiry, proceeding, investigation, or other action, including a notice from any agency of potential environmental liability, or any federal, state or local environmental agency or board, that has the potential to materially affect the assets, liabilities, financial conditions or operations of the Commerce Companies taken as a whole.

     (S)8.6.   NOTICE OF DEFAULT.  The Company, on behalf of itself and its
               ------ -- -------
Subsidiaries, will promptly notify the Agent in writing upon becoming aware of the occurrence of any Default or Event of Default. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting a Default or Event of Default) under this Agreement, the other Loan Documents, or any note, evidence of indebtedness, indenture or other obligation to which or with respect to which the Company or any of the Commerce Subsidiaries is a party or obligor, whether as principal, guarantor, surety or otherwise, such Company or the Commerce Subsidiary, as the case may be, shall forthwith, upon becoming aware thereof, give written notice thereof to the Agent, describing the notice or action and the nature of the claimed default.

     (S)8.7.   BOOKS AND RECORDS.  The Company will, and will cause each of the
               ----- --- -------
Commerce Subsidiaries to, keep true and accurate records and books of account in which full, true and correct entries, together with all financial statements provided for herein, shall, to the extent generally accepted accounting principles are applicable thereto, be made in accordance with generally accepted accounting principles consistently applied.

     (S)8.8.   INSURANCE.  The Company will, for itself and on behalf of the
               ---------
Commerce Subsidiaries, maintain with financially sound and reputable insurers insurance with respect to its properties and business against such casualties and contingencies as shall be in accordance with the general practices of businesses engaged in similar activities in similar geographic areas (which may include reasonable self insurance) and in amounts, containing such terms, in such forms and for such periods as may be reasonably satisfactory to the Agent. Without limiting the foregoing, the Company will, for itself and on behalf of the Commerce Subsidiaries, (i) keep all of its physical property insured against fire and extended coverage risks in amounts and with deductibles equal to those generally maintained by businesses engaged in similar activities in similar geographic areas, (ii) maintain all such workers' compensation or similar insurance as may be required by law, except in instances involving immaterial operations of any Commerce Subsidiary and where the failure to maintain such insurance would not have a material adverse effect on the Company and its Subsidiaries taken as a whole, and (iii) maintain, in amounts and with deductibles equal to those generally maintained by businesses engaged in similar activities in similar geographic areas, general public liability insurance against claims for bodily injury, death or property damage occurring on, in or about the properties of the Company and the Commerce Subsidiaries (other than Non-Guarantor Subsidiaries), and business interruption insurance. All such policies of insurance shall provide for ten days' prior written minimum cancellation notice to the Agent. In the event of failure to provide and maintain insurance as herein provided, the Agent may, at its option, after giving notice to the Company, provide such insurance and charge the amount thereof to the Company. The Company shall furnish to the Agent promptly following receipt of same certificates or other evidence satisfactory to the Agent of compliance with the foregoing insurance provision, and shall, upon the request of the Agent, provide certified copies of all policies evidencing such insurance signed by the insurer or an agent authorized to bind the insurer.

     (S)8.9.   TAXES.  The Company, for itself and on behalf of its
               -----
Subsidiaries, will pay or cause to be paid all taxes or other assessments or governmental charges or levies imposed upon it or upon its income or profits or upon property belonging to it prior to the time when any penalties or interest (except interest during extensions of time for filing of returns not in excess of seven (7) months for taxes owed to United States taxing authorities and twelve (12) months for taxes owed to taxing authorities located outside of the United States) accrue with respect thereto, unless (a) in any such case, the same is being contested in good faith by appropriate proceedings and an appropriate reserve therefor has been established and is maintained in accordance with generally accepted accounting principles, (b) in any such case, the Company or any such Subsidiary, as the case may be, is in good faith and using due diligence and all deliberate speed, investigating or ascertaining the extent of the liability for such unpaid taxes, if any, and (i) no lien or notice thereof has been filed in any public recording office with respect to such unpaid taxes, and (ii) neither the Company nor any such Subsidiary has received notice of a lien or the initiation of an enforcement proceeding with respect to such unpaid taxes or has reason to believe that such a lien or enforcement proceeding is likely to occur or is specifically contemplated by appropriate authorities or
(c) the failure to so pay would not have a material adverse effect on any of the Commerce Companies individually, or on the Company and its Subsidiaries taken as a whole.

     (S)8.10.  CONDUCT OF BUSINESS.  The Company will, and will cause each of
               ------- -- --------
the other Commerce Companies to, continue to engage in the businesses engaged in by such Commerce Companies on the Closing Date (except in the case of dispositions permitted under (S)9.9); and will, and will cause each of the Commerce Companies to, comply in all material respects with all federal, state and local laws, regulations, rules and ordinances applicable to it or its properties, noncompliance with which could reasonably be expected to materially adversely affect its financial condition, assets or operations, but, except as otherwise provided in (S)8.9 with respect to payment of taxes, other assessments or governmental charges or levies, it shall not be a breach of this (S)8.10 if any Commerce Company fails to comply with such laws, rules and regulations during any period in which such Commerce Company is in good faith diligently contesting the validity thereof by appropriate proceedings.

     (S)8.11.  COMPLIANCE WITH LAW, CONTRACTS, LICENSES AND PERMITS.  The
               ---------- ---- ------------------------------------
Company will, and will cause each of the Commerce Companies to, (i) comply (A) with all laws (including Environmental Laws), rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, noncompliance with which could reasonably be expected to have a material adverse effect on its business, operations or financial condition or the ability of any of the Commerce Companies to fulfill its obligations under the Agreement or the other Loan Documents; (B) the provisions of its charter documents and by-laws,
(C) all agreements and instruments by which it or any of its properties may be bound (including, without limitation, any of the escrow arrangements set forth on Schedule 5.11 hereto), non-compliance with which would reasonably be expected
   -------------
to have a materially adverse effect on the business, operations or financial conditions of the Commerce Companies taken as a whole or on the ability of any of the Commerce Companies to fulfill its obligations under this Agreement or the other Loan Documents; and (D) all applicable decrees, orders and judgments, non-compliance with which would reasonably be expected to have a materially adverse effect on the business, operations or financial condition of the Commerce Companies taken as a whole or the ability of any of the Commerce Companies to fulfill its obligations under this Agreement or the other Loan Documents; and
(ii) promptly obtain, maintain, apply for renewal, and not allow to lapse, any authorization, consent, approval, license or order, and accomplish any filing or registration with any court or judicial, administrative or governmental authority which may be or may become necessary in order that it perform in all material respects all of its obligations under this Agreement or the other Loan Documents and in order that the same may be valid and binding and effective in accordance with their terms and in order that the Banks may be able freely to exercise and enforce any and all of their rights under this Agreement or the other Loan Documents.

     (S)8.12.  ACCESS TO PROPERTIES AND BOOKS; COMMERCIAL FINANCE EXAMINATIONS;
               ------ -- ---------- --- -----  ---------- ------- -------------
CONFIDENTIALITY.
---------------

               (a) Subject to all applicable federal laws and regulations relating to the need for appropriate security clearance, the Company will, and will cause each of the other Commerce Companies to, permit the Agent and each of the Banks, by its representatives and agents, to inspect any of the properties, including corporate books, computer files and tapes and financial records of each Commerce Company, to examine and make copies of the books of accounts and other financial records of each Commerce Company, and to discuss the affairs, finances and accounts of each Commerce Company with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Banks may designate. The Banks and the Agent agree that they will treat in confidence all financial and proprietary information with respect to the Commerce Companies, including financial projections delivered pursuant to
(S)5.7(b) and (S)8.4(f), and all other information obtained during such inspection which is designated by the Company, either in advance (which may be in the form of a master list of confidential information provided to the Agent) or at such inspection as confidential and will not, without the consent of the Company, disclose such information to any third party other than its attorneys and auditors (who agree to be bound by the provisions of this (S)8.12) or at any judicial or administrative proceeding and, if any representative or agent of the Banks or the Agent shall not be an employee of one of the Banks or the Agent or any affiliate of the Banks or the Agent, such designee shall be reputable and of recognized standing and shall agree in writing to treat in confidence the information obtained during any such inspection and, without the prior written consent of the Company, not to disclose such information to any third party or make use of such information for personal gain. For purposes of this Section, the Agent and the Banks agree that all software licensed by the Company or its Subsidiaries shall be deemed to be proprietary information. Notwithstanding the foregoing, the Company hereby authorizes each of the Agent and Banks to disclose information obtained pursuant to this Agreement to banks or other financial institutions authorized in writing by the Company under (S)17 who are participants or potential participants in the Loans made or to be made or Letters of Credit issued or to be issued hereunder and who agree to be bound by the provisions of this (S)8.12 together with their respective attorneys and auditors (who agree to be bound by the provisions of this (S)8.12) and where required or requested by governmental or regulatory authorities or in or as part of any judicial or administrative proceeding.

               (b) Subject to the confidentiality and security clearance restrictions set forth in paragraph (a) of this (S)8.12, the Company will, and will cause each of its Subsidiaries to, permit the Agent, the Banks or any of their respective representatives, upon reasonable notice to the Company, to conduct commercial finance examinations from time to time at the Company's expense.

     (S)8.13.  ALLOWANCES.  The Company will, and will cause each of its
               ----------
Subsidiaries (other than Non-Guarantor Subsidiaries) to, maintain, on the respective books and records of each such Subsidiary, or cause to be maintained on behalf of each such Subsidiary, (a) appropriate allowances for depreciation, depletion, obsolescence, amortization and bad debts and (b) adequate accrued liabilities for taxes on income and other liabilities as required in accordance with generally accepted accounting principles.

     (S)8.14.  CHANGE OF CORPORATE NAME; MAINTENANCE OF OFFICE.  The Company
               ------ -- --------- ---------------------------
shall notify the Agent within thirty days of any change in its corporate name or in the corporate names of any of the Commerce Companies. Until the Agent receives notice of a change (i) the Company will maintain its chief executive office and the offices where all of its material records and books of account are kept, at 8080 North Central Expressway, Suite 1100, Dallas, Texas 75206, and
(ii) each of the Commerce Subsidiaries shall maintain its chief executive office (which office shall also be the office where all of its material records and books of account are kept), at the offices set forth in Schedule 5.6 hereto.
                                                        -------- ---

     (S)8.15.  EMPLOYEE BENEFIT PLAN.  The Company will (i) promptly upon filing
               ---------------------
the same with the Department of Labor or Internal Revenue Service, furnish to the Agent a copy of the most recent actuarial statement required to be submitted under (S)103(d) of ERISA and Annual Report, Form 5500, with all required attachments, in respect of each Guaranteed Pension Plan and (ii) promptly upon receipt or dispatch, furnish to the Agent any notice, report or demand sent or received in respect of a Guaranteed Pension Plan under (S)(S)302, 4041, 4042, 4043, 4063, 4065, 4066 and 4068 of ERISA, or in respect of a Multiemployer Plan, under (S)(S)4041A, 4202, 4219, 4242, or 4245 of ERISA.

     (S)8.16.  CORPORATE EXISTENCE; MAINTENANCE OF PROPERTIES.
              -----------------------------------------------

               (A)  CORPORATE EXISTENCE.  Except for any Commerce Company which
                    -------------------
is then a Non-Guarantor Subsidiary, which has been merged into the Company or a Commerce Subsidiary in compliance with (S)9.4, or which has been disposed of in compliance with the provisions of (S)9.9, the Company will, and will cause each of the other Commerce Companies to, maintain its legal existence and good standing under the laws of its jurisdiction of incorporation, maintain its qualification to do business in each state in which the failure to do so would have a material adverse effect on the condition, financial or otherwise, of the Commerce Companies, taken as a whole, and to maintain all of its rights and franchises reasonably necessary to the conduct of its business.

               (B)  MAINTENANCE OF PROPERTIES.  The Company will, and will cause
                    -------------------------
each of the other Commerce Companies to, (i) cause all of its properties necessary or appropriate in the conduct of its business to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment, unless failure to do so would not have a materially adverse effect on the financial condition, business or operations of the Company and its Subsidiaries taken as a whole, (ii) cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of such Commerce Company may be necessary so that the business carried on in connection therewith may be advantageously conducted at all times, unless failure to do so would not have a materially adverse effect on the financial condition, business or operations of the Company and its Subsidiaries taken as a whole,
(iii) comply in all material respects with all federal, state and local laws, regulations, rules and ordinances applicable to it or its properties, noncompliance with which would reasonably be expected to materially adversely affect its financial condition, assets or operations, provided that it shall not
                                                      --------
be a breach of this (S)8.16(b) if any Commerce Company fails to comply with such laws, rules and regulations during any period in which such Commerce Company is in good faith diligently contesting the validity thereof by appropriate proceedings, and (iv) continue to engage primarily in the businesses now conducted by it (except in the case of dispositions permitted under (S)9.9) and in related businesses; provided that nothing in this (S)8.16(b) shall prevent
                       -------- ----
any of the Commerce Companies from discontinuing the operation and maintenance of any of its properties if such discontinuance is, in the judgment of such Commerce Company, desirable in the conduct of its business and that do not in the aggregate materially adversely affect the business of the Company and its Subsidiaries on a consolidated basis.

     (S)8.17.  ACTIVATION OF NON-GUARANTOR SUBSIDIARIES.  On any date upon which
               ---------- -- ------------- ------------
(a) any one or more of the Non-Guarantor Subsidiaries (i) commences to engage in business of any kind or nature or (ii) acquires or otherwise receives assets as a result of which such Non-Guarantor Subsidiary's net worth equals or exceeds
(A) $1,000,000, or (B) in the case of Sterling Commerce Leasing, Inc., in excess of $5,000,000 for any period of thirty-five (35) or more consecutive days, or
(b) the Non-Guarantor Subsidiaries, taken as a whole, have or receive assets as a result of which such Non-Guarantor Subsidiaries' net worth, in the aggregate, equals or exceeds $6,000,000, the Company shall provide written notice thereof to the Agent, and such Subsidiary or Subsidiaries shall, in accordance with the provisions of this (S)8.17, be activated and shall be required to become a Commerce Subsidiary and a guarantor under the Guaranty, except that in the case of those Non-Guarantor Subsidiaries whose net worth is less than $1,000,000 individually (or, in the case of Sterling Commerce Leasing, Inc., less than $5,000,000 for any period of thirty-five (35) or less consecutive days) but in the aggregate is greater than $6,000,000, only such of the Non-Guarantor Subsidiaries as shall reduce the aggregate net worth of all remaining Non-Guarantor Subsidiaries to an amount less than $6,000,000 shall be required to become guarantors under the Guaranty. As soon as practicable following receipt of any such notice, the Agent or the Agent's Special Counsel shall provide such activated Subsidiary or Subsidiaries with forms of the Loan Documents (including the Guaranty) to which such activated Subsidiary is or such activated Subsidiaries are to be a party, or appropriate amendments thereto, as well as forms of acceptable legal opinions and other documents necessary to demonstrate the due authorization, execution and delivery by such activated Subsidiary or Subsidiaries of such Loan Documents or amendments thereto and the enforceability thereof. The Company shall cause such activated Non-Guarantor Subsidiary or Subsidiaries, as the case may be, to deliver executed copies of such Loan Documents, amendments, legal opinions and other documents to the Agent within fifteen (15) days following its or their receipt of the forms thereof from the Agent or the Agent's Special Counsel. Upon the later to occur of (i) the date of activation of such Non-Guarantor Subsidiary or (ii) the delivery of such executed counterparts of such Loan Documents, amendments, legal opinions and other documents to the Agent, (A) each such Subsidiary shall cease to be a Non-Guarantor Subsidiary for purposes of this Agreement and shall become a Commerce Subsidiary and a guarantor under the Guaranty hereunder and shall comply with and be bound by all of the terms and conditions of the Loan Documents (including the Guaranty) to which it becomes a party, and (B) the Company shall cause such activated Subsidiary or Subsidiaries to take all actions which it or they would have been required to make or take had it not been a Non-Guarantor Subsidiary or Non-Guarantor Subsidiaries on the Closing Date including, without limitation, making all representations and warranties as a Commerce Subsidiary under each of the Loan Documents as of the date such representations and warranties are made.

     (S)8.18.  DEACTIVATION OF COMMERCE SUBSIDIARIES.  Effective immediately
               -------------------------------------
upon any Commerce Subsidiary ceasing to do business and ceasing to have a net worth of $1,000,000 or more (or, in the case of Sterling Commerce Leasing, Inc., ceasing to have a net worth of $5,000,000 or more after any period of thirty-five (35) or more consecutive days), such Commerce Subsidiary shall become a Non-Guarantor Subsidiary for purposes of this Agreement, provided, that such
                                                         --------
Commerce Subsidiary may thereafter be activated again pursuant to (S)8.17 hereto. The Company shall notify the Agent of the deactivation of any Commerce Subsidiary in accordance with (S)8.4(d) hereof.

     (S)8.19.  NEW SUBSIDIARIES.  Contemporaneously with the creation or
               --- ------------
acquisition (in accordance with the provisions of (S)9.5) of any new domestic Subsidiary of the Company, other than a Non-Guarantor Subsidiary, the Company will notify the Agent of such Subsidiary's name and the address of its chief executive offices. No later than fifteen (15) Business Days following the later to occur of (a) the creation of such new Subsidiary or (b) receipt by the Company or such new Subsidiary from the Agent or the Agent's Special Counsel of forms of the Loan Documents (including the Guaranty) to which such new domestic Subsidiary is to be a party, or appropriate amendments thereto, as well as forms of acceptable legal opinions and other documents necessary to demonstrate the due authorization, execution and delivery by such new domestic Subsidiary of such Loan Documents or amendments thereto, the Company shall cause such new domestic Subsidiary to deliver executed counterparts of such Loan Documents, amendments, legal opinions and other documents to the Agent. Upon delivery of such executed counterparts of such Loan Documents, amendments, legal opinions and other documents to the Agent, (y) such new domestic Subsidiary shall become a Commerce Subsidiary and a party to the Guaranty and shall comply with and be bound by all of the terms and conditions of the Loan Documents as a Commerce Subsidiary thereunder, and (z) the Company shall cause such new domestic Subsidiary to take all actions, which it would have been required to make or take had it been a Commerce Subsidiary and a party to the Guaranty on the Closing Date including, without limitation, making all representations and warranties as a Commerce Subsidiary under each of the Loan Documents to which it is a party as of the date such representations and warranties are made.

     (S)8.20.  FURTHER ASSURANCES.  The Company shall, and shall cause all
               ------- ----------
applicable Commerce Subsidiaries to, at any time or from time to time, execute and deliver such further instruments and take such further action as may reasonably be requested by the Agent, in each case further and more perfectly to effect the purposes of this Agreement and the other Loan Documents.

     (S)9.  NEGATIVE COVENANTS OF THE COMPANY.  The Company covenants and agrees
            -------- --------- -- --- -------
that, so long as any Loan, Letter of Credit, Unpaid Reimbursement Obligation, or
Note is outstanding or any Bank has any obligations to make Loans, or the Agent has any obligation to issue, extend or renew Letters of Credit hereunder, unless the Majority Banks otherwise agree in writing:

     (S)9.1.  INDEBTEDNESS.  The Company will not, and will not permit any of
              ------------
its Subsidiaries to, incur or permit to exist or remain outstanding any Indebtedness to any Person, provided, however, that the Company and its
                            --------  -------
Subsidiaries may incur or permit to exist or remain outstanding:

          (a) Indebtedness of the Commerce Companies arising under this Agreement or the other Loan Documents;

          (b) Indebtedness in respect of (i) operating leases, (ii) capitalized leases existing as of the date hereof and listed on Schedule 9.1 and (iii) other
                                                    -------- ---
capitalized leases entered into in compliance with the provisions of (S)9.8;

          (c) Indebtedness in respect of taxes, assessments, governmental charges, and claims for labor, materials, services or supplies and liabilities under employee benefit plans, including pension plans, to the extent that payment thereof is not yet due, or to the extent that the amount, applicability, or validity thereof is actively contested by the Company or its Subsidiaries in good faith by appropriate proceedings and with respect to which, to the extent required by generally accepted accounting principles, reserves have been set aside on the books of the Company or its Subsidiaries (segregated to the extent required by generally accepted accounting principles and practices) reasonably deemed by the Company or its Subsidiaries to be adequate with respect thereto;

          (d) Indebtedness in respect of the Guaranty;

          (e) Intercompany Indebtedness;

          (f) Indebtedness of the Company and its Subsidiaries under (i) the Tax Allocation Agreement with respect to obligations incurred by the Company or any of its Subsidiaries while the Company was a Subsidiary of Sterling Software, Inc. and (ii) the Indemnification Agreement;

          (g) Indebtedness up to $5,000,000 in the aggregate in respect of any conditional sales agreements, security agreements, equipment leases intended as security or otherwise in the nature of title retention agreements or security agreements or other similar title retention agreements (not otherwise expressly permitted by any of the other terms of this Section 9.1) entered into in the ordinary course of business on, prior to or after the date of this Agreement in order to secure the payment of the purchase price of any equipment purchased, leased or otherwise acquired by any Commerce Company for use in the ordinary course of its business; provided, however, that (A) no such agreement or lease
                        --------  -------
shall extend to or cover any property other than the property, the payment of the purchase price of which is secured by such agreement or lease and (B) the aggregate principal amount of all of the Indebtedness secured by any such agreement or lease shall not exceed one hundred percent (100%) of the purchase price or fair market value at the time of purchase or lease, whichever shall be lower, of the property covered by such agreement or lease, and (iii) performance bonds and other similar indebtedness incurred in the ordinary course of business;

          (h) up to $10,000,000 in the aggregate of Foreign Obligations (including the Indebtedness of Subsidiaries of the Company in respect of which such Foreign Obligations have been incurred;

          (i) Indebtedness and other liabilities incurred in the ordinary course of business not incurred through the borrowing of money or the obtaining of credit except for credit on an open account basis customarily extended to the Company or its Subsidiaries in connection with normal purchases of goods and services;

          (j) Indebtedness consisting of contingent liabilities to which reference is or should be made by a footnote to the consolidated balance sheets of the Company and its Subsidiaries in accordance with generally accepted accounting principles to the extent that such contingent liabilities are not quantifiable and were not voluntarily incurred;

          (k) Indebtedness not otherwise permitted by subparagraph (m) of this
(S)9.1 and not to exceed $2,000,000 in aggregate amount consisting of Investments in any Person which is in a line of business the same or similar to that of the Company or its Subsidiaries;

          (l) Indebtedness existing on the date hereof and set forth on Schedule
                                                                        --------
9.1;
---

          (m) Indebtedness constituting the purchase price of acquisitions permitted by (S)9.5(a)(i)(B), to the extent that such Indebtedness is payable to any Person to whom the purchase price or any portion thereof is, at the time of reference thereto, scheduled to become due and owing at a future date; and

          (n) So long as no Default or Event of Default has occurred and is continuing or would occur after giving effect thereto, Indebtedness incurred by the Company or any of its Subsidiaries in connection with the purchase by any of the Commerce Accounts Receivable Agreement Parties of Commerce Accounts Receivable in an aggregate amount outstanding at any time not to exceed $20,000,000 for all Commerce Accounts Receivable Agreements.

Guaranties by the Company of the obligations of its Subsidiaries shall not constitute Indebtedness to the extent that such obligations do not constitute Indebtedness or are permitted in accordance with the above limitations.

     (S)9.2.  SECURITY INTERESTS AND LIENS.  The Company will not, and will not
              -------- --------- --- -----
permit any of its Subsidiaries to, (i) create or permit to exist any mortgage, pledge, security interest or other lien or encumbrance on any of its property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; (ii) transfer any of such property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; (iii) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; (iv) suffer to exist for a period of more than thirty (30) days after the same shall have been incurred any Indebtedness or claim or demand against it that if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; or (v) sell, assign, pledge or otherwise transfer any accounts, contract rights, general intangibles or chattel paper with or without recourse, except for the existence or creation of:

          (a) existing liens, but, with respect to the Commerce Companies, only to the extent described on Schedule 9.2(a) hereto;
                           -------- ------

          (b) liens securing Indebtedness permitted by (S)9.1(n);

          (c) liens arising from attachments or similar proceedings, pending litigation, judgments or taxes or assessments in any such event whose validity or amount is being contested in good faith by appropriate proceedings satisfactory to the Agent and for which appropriate reserves have been established and are maintained in accordance with generally accepted accounting principles, or taxes and assessments which are not due and payable and which do not have a material adverse effect on any of the Commerce Companies individually, or against the Company and its Subsidiaries taken as a whole;

          (d) liens of carriers, warehousemen, mechanics and materialmen and other like liens;

          (e) pledges or deposits made in connection with workmen's compensation, unemployment or other insurance, old age pensions, or other Social

Security benefits, and good faith deposits in connection with tenders, contracts or leases to which it is a party or deposits to secure, or in lieu of, surety, penalty or appeal bonds, performance bonds and other similar obligations;

          (f) such minor defects, irregularities, encumbrances, easements, rights of way, and clouds on title as normally exist with respect to similar properties which do not materially impair the property affected thereby for the purpose for which it was acquired;

          (g) landlords' liens arising by statute or common law in respect of real estate leases;

          (h) liens in respect of Indebtedness described in (S)(S)9.1(g) hereof,

provided, in the case of Indebtedness described in (S)9.1(g), that no such lien
--------
or security interest shall extend to or cover any property other than the property the purchase of which is financed with such Indebtedness and the aggregate principal amount of the Indebtedness secured by such liens, security interests or mortgages shall not exceed the original fair market value of such property;

          (i) existing liens being assumed pursuant to or in connection with acquisitions permitted pursuant to (S)9.5 and which do not extend to any assets other than those specifically acquired and which were not created in anticipation of such acquisition;

          (j) liens on the authorized shares of the capital stock of the Company held by the Company as treasury stock; and

          (k) such other liens as are expressly permitted or otherwise consented to by the Banks in writing.

     (S)9.3.  RESTRICTIONS ON INVESTMENTS.  The Company may make Investments of
              ---------------------------
any kind or nature, except as otherwise limited by this Agreement, and provided
                                                                       --------
that any Investment which is in the nature of a joint venture or general partnership or similar investment vehicle shall be made with respect to a Person in a similar line of business (or natural extensions thereof) as the Company and its Subsidiaries.

     (S)9.4.  MERGER AND CONSOLIDATION.  The Company will not at any time, and
              ------ --- -------------
will not cause or permit any of its Subsidiaries at any time to, become a party to any merger or consolidation other than a disposition permitted pursuant to
(S)9.9, except that a Subsidiary (including a Subsidiary acquired or created pursuant to permitted acquisitions under (S)9.5) may be merged or consolidated with the Company if the Company shall be the continuing or surviving corporation or with any one or more other Subsidiaries if the successor formed or resulting from such consolidation or merger shall be a wholly-owned Subsidiary (except, in the case of a Subsidiary not organized under the laws of the District of Columbia or any state of the United States, for such third-party ownership as may be permitted pursuant to (S)9.10) and, in each case, if no Default or Event of Default shall have occurred and be continuing or would occur upon consummation of such merger or consolidation.

     (S)9.5.  ACQUISITIONS.
              ------------

          (a) The Company will not at any time, and will not cause or permit any of its Subsidiaries at any time to, agree to affect any asset acquisition (other than an acquisition of inventory in the ordinary course of business or which is a permitted capital expenditure pursuant to (S)9.8) or stock acquisition representing a controlling interest in the issuer thereof, without the prior consent of the Banks, except that, if no Default or Event of Default has occurred and is continuing, or would occur immediately after giving affect thereto:

               (i) subject to the requirements of clause (b) hereof, the Company may effect friendly acquisitions if (A) the total consideration for all such acquisitions, including the sum of the cash, stock (as valued for the purposes of such acquisitions) and other consideration comprising the deferred (whether represented by promissory notes or otherwise) portion of the purchase price, does not exceed, in the aggregate for all such acquisitions made, $60,000,000 plus such additional amounts to which the
                                    ----
     Agent and the Banks may from time to time agree, and (B) the amount of cash or other deferred (whether represented by promissory notes or otherwise) consideration constituting part or all of the purchase price of such acquisitions does not exceed, in the aggregate for all such acquisitions made, $20,000,000 plus such additional amounts to which the Agent and the
                       ----
     Banks may from time to time agree in writing; and

               (ii) the Company or any of its Subsidiaries may acquire Commerce Accounts Receivable to the extent required or permitted by any of the Commerce Accounts Receivable Agreements (to the extent Indebtedness in respect thereof is permitted by (S)9.1).

          (b) All businesses acquired or commenced through any acquisition referred to in paragraph (a) of this (S)9.5 shall be in the same or similar lines of business (or natural extensions thereof) as current lines of business of the Company and its Subsidiaries (provided that such businesses may include
                                     --------
Subsidiaries or divisions which are not in such same lines of business, to the extent that the preponderance of the assets acquired in connection with such acquired business relate to, and the preponderance of the revenues historically generated by such acquired business relate to, the same or similar lines of business as currently engaged in by the Company and its Subsidiaries or natural extensions thereof). No later than five (5) Business Days following the later to occur of (a) any such Permitted Acquisition or (b) the receipt by the Company or any newly acquired domestic Subsidiary from the Agent or the Agent's Special Counsel of forms of the Loan Documents (including the Guaranty) to which such newly acquired domestic Subsidiary is to be a party, or appropriate amendments thereto, together with forms of acceptable legal opinions and other documents necessary to demonstrate the due authorization, execution and delivery by such newly acquired domestic Subsidiary of such Loan Documents or amendments thereto, such newly acquired domestic Subsidiary shall deliver executed counterparts of such Loan Documents, amendment, legal opinions and other documents to the Agent in accordance with the requirements of (S)8.18. Upon such delivery of such executed counterparts of such Loan Documents, amendments, legal opinions and other documents to the Agent, such newly acquired domestic Subsidiary shall be a party to the Guaranty and a Commerce Subsidiary and shall comply with and be bound by all of the terms and conditions of the Loan Documents to which it is a party. To the extent that any such acquisition alters the accuracy or completeness of any of Schedules 5.2, 5.6, 5.11 (but only to the extent that the Company would not
   --------- ---  ---  ----
be required to report the litigation to be included in Schedule 5.11 within 30
                                                       -------- ----
days pursuant to (S)8.5), 5.13 (but only to the extent that any alteration to
                          ----
Schedule 5.13 results solely from the failure of the newly acquired domestic
-------- ----
Subsidiary to file state or local tax returns, or the failure to pay state or local taxes, and in no event arises from any failure to file any federal tax returns or pay any federal taxes, or from the existence of any tax lien on any assets of such newly acquired domestic Subsidiary), or 5.20, the Company shall
                                                       ----
deliver to the Agent within 30 days of such acquisition, revised schedules reflecting changes resulting from such acquisition, and during the 30 day period immediately following such acquisition, the inaccuracy or incompleteness of the representations and warranties relating to such schedules resulting from such acquisition shall not constitute a Default or Event of Default, provided, that
                                                                --------
the Company shall, during such 30 day period, take any and all necessary action to bring such newly acquired domestic Subsidiary into full compliance with each representation and warranty set forth in (S)5 hereof, and provided, further,
                                                          --------  -------
that no change resulting from any acquisition would have a material adverse affect on the Commerce Companies taken as a whole.

     (S)9.6.    CAPITAL EXPENDITURES.  Capital Expenditures unrelated to
                ------- ------------
acquisitions permitted under (S)9.5 hereof shall not exceed, during any fiscal period set forth in the table below, the amount set forth opposite such period in the table below:

                                                      MAXIMUM
                                                      -------
     PERIOD                                      PERMISSIBLE AMOUNT
     ------                                      ------------------

     October 1, 1995-- September 30, 1996           $35,000,000
     October 1, 1996-- September 30, 1997           $46,000,000
     October 1, 1997-- September 30, 1998           $60,000,000
     October 1, 1998-- Final Maturity               $75,000,000

     (S)9.7.  ASSET DISPOSITIONS.  The Company will not at any time, and will
              ----- ------------
not cause or permit any of its Subsidiaries at any time to, become a party to any disposition of assets without the consent of the Banks, except for:

              (a) Dispositions of inventory and obsolescent equipment and fixtures in the ordinary course of business;

              (b) Sales or other dispositions of Subsidiaries, divisions or product lines, provided, that:
               --------

     (i) (A) Contemporaneously with the signing of any binding letter of intent with respect to such sale or other disposition, the Company (I) notifies the Agent of such proposed sale or other disposition and (II) provides preliminary financial information with respect to such proposed sale or other disposition to the Agent and (B) the Company demonstrates to the satisfaction of the Agent at least five (5) days in advance of the consummation of such proposed sale or other disposition that, on a pro
                                                                        ---
     forma basis (evidenced by projections and historical financial statements
     -----
     certified by the treasurer or another duly authorized financial officer of the Company), it will continue to be in compliance with each of its covenants set forth in (S)10 hereof following such disposition and that no Default or Event of Default has occurred, is then existing, or would occur as a result of or after giving effect to such disposition, and (C) if the Subsidiary being disposed of is any of the Commerce Subsidiaries, all net proceeds of such sale shall be paid over to the Agent for the respective accounts of the Banks and the Agent as and when received by the Company or any of its Subsidiaries to the extent of Outstanding Loans for application against such Loans under this Agreement (with a reduction, at the option of the Agent or upon the request of the Majority Banks, of the Total Commitment in the amount of such proceeds); and

     (ii) the aggregate annual revenues attributable to any such Subsidiary, division or line (measured by the twelve full consecutive calendar months most recently past as of the date of any such disposition) disposed of shall not exceed $2,500,000;

          (c) Sales or other dispositions of Investments which are Permitted Investments;

          (d) Sales of Commerce Accounts Receivable pursuant to the Commerce Accounts Receivable Agreements in an aggregate amount outstanding at any time not to exceed $20,000,000;

          (e) Sales or other dispositions of assets by any of the Commerce Companies (i) in an amount not to exceed $1,500,000 in any individual case or
(ii) $10,000,000 in the aggregate; and

          (f) Sales or other dispositions of assets by the Company to any of the Commerce Subsidiaries or by any of the Commerce Subsidiaries to the Company or any other Commerce Subsidiary.

     (S)9.8.  CHANGE OF LOCATION.  The Company will not at any time, and will
              ------ -- --------
not cause or permit any of the Commerce Subsidiaries at any time to, (a) change the location of its chief executive offices, or (b) change the locations where its records or books of account are kept without (in each case) giving at least 10 days' prior written notice to the Agent specifying the new location of such office or location.

     (S)9.9.  EMPLOYEE BENEFIT PLANS.  Neither any Commerce Company nor any
              -------- ------- -----
ERISA Affiliate will:

          (a) engage in any "prohibited transaction" within the meaning of
(S)406 of ERISA or (S)4975 of the Code which could result in a material liability for the Commerce Companies, which is not covered by a prohibited transaction exemption granted by the Department of Labor; or

          (b) (i) permit any Guaranteed Pension Plan to incur an "accumulated funding deficiency" (as such term is defined in (S)302 of ERISA), in excess of $1,000,000, whether or not such deficiency is or may be waived; or (ii) in the case of any Person acquired pursuant to (S)9.5, with a Guaranteed Pension Plan subject to an "accumulated funding deficiency" in excess of $1,000,000, permit such "accumulated funding deficiency" to exist for a period of more than twelve months from the date of such acquisition, provided, that the Company shall, in
                                          --------
any such case, deliver to the Agent (A) a certificate evidencing the amount of such "accumulated funding deficiency", (B) evidence satisfactory to the Agent that, on a pro-forma basis, the Company will continue to be in compliance with each of the covenants set forth in (S)10 hereof after such acquisition and that no Default or Event of Default shall occur after giving effect to such acquisition, and (C) evidence satisfactory to the Agent that such "accumulated funding deficiency" could be cured through merger with another Guaranteed Pension Plan or otherwise; or

          (c) fail to contribute to any Guaranteed Pension Plan to an extent which, or terminate any Guaranteed Pension Plan in a manner which, could result in the imposition of a lien or encumbrance on the assets of the Company pursuant to (S)302(f) or (S)4068 of ERISA; or

          (d) permit or take any action which would result in the aggregate benefit liabilities (within the meaning of (S)4001 of ERISA) of all Guaranteed Pension Plans exceeding the value of the aggregate assets of such Plans by a material amount, disregarding for this purpose the benefit liabilities and assets of any such Plan with assets in excess of benefit liabilities, provided,
                                                                      --------
that if merger of the affected Guaranteed Pension Plan would be permitted under
(S)414(l) of ERISA and would, if consummated, result in such Guaranteed Pension Plan's aggregate assets equaling or exceeding in value such Guaranteed Pension Plan's benefit liabilities, such Guaranteed Pension Plan's benefit liabilities may exceed in value its aggregate assets for a period not to exceed twelve months.

     The Company will (i) promptly upon filing the same with the Department of Labor or Internal Revenue Service and, upon request of the Agent, furnish to the Agent a copy of the most recent actuarial statement required to be submitted under (S)103(d) of ERISA and Annual Report, Form 5500, with all required attachments, in respect of each Guaranteed Pension Plan and (ii) promptly upon receipt or dispatch, furnish to the Agent any notice, report or demand sent or received in respect of a Guaranteed Pension Plan under (S)(S)302, 4041, 4042, 4043, 4063, 4065, 4066 and 4068 of ERISA, or in respect of a Multiemployer Plan, under (S)(S)4041A, 4202, 4219, 4242, or 4245 of ERISA.

     (S)9.10.  ADDITIONAL SHARES.  The Company will not at any time cause or
               ---------- ------
permit any of its Subsidiaries at any time, to issue any shares of any class of capital stock of any Subsidiary without the prior written consent of the Majority Banks, other than shares issued in connection with acquisitions permitted by (S)9.5 or issued to the Company or to any directly or indirectly wholly-owned Subsidiary of the Company; provided, however, that the shares of
                                        --------  -------
any such Subsidiary not organized under the laws of the District of Columbia or any of the states of the United States may be issued to third parties (i) which, in the aggregate own not more than two percent of the shares of the capital stock of such Subsidiary, or (ii) to the extent mandated by the laws of the jurisdiction in which such Subsidiary is organized.

     (S)9.11.  NEGATIVE PLEDGES.  Except as provided for herein, the Company
               -------- -------
will not at any time, and will not cause or permit any of the Commerce Subsidiaries at any time to, enter into any agreement or covenant with any Person prohibiting the Company or such Commerce Subsidiary from mortgaging, pledging, or subjecting to, or suffering to arise, any lien, charge or any other encumbrance of, or against, any of its assets, tangible or intangible, real or personal.

     (S)9.12.  COMPLIANCE WITH ENVIRONMENTAL LAWS.  The Company will not, and
               ---------- ---- ------------- ----
will not permit any of its Subsidiaries to, (i) use any of the Real Estate or any portion thereof for the handling, processing, storage or disposal of Hazardous Substances, (ii) cause to be located on any of the Real Estate any underground tank or other underground storage receptacle for Hazardous Substances, (iii) generate any Hazardous Substances on any of the Real Estate,
(iv) conduct any activity at any Real Estate or use any Real Estate in any manner so as to cause a release (i.e. releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping) or threatened release of Hazardous Substances on, upon or into the Real Estate or (v) otherwise conduct any activity at any Real Estate or use any Real Estate in any manner that would violate any Environmental Law or bring such Real Estate in violation of any Environmental Law.

     (S)9.13.  DISTRIBUTIONS.  The Company will not, and will not permit any of
               -------------
its Subsidiaries to, make any Distributions, other than Distributions by any Commerce Subsidiary to the Company or by any Subsidiary of a Commerce Subsidiary to such Commerce Subsidiary; provided, however, that the Company may make
                             --------  -------
Distributions in respect of its preferred stock in an aggregate amount not to exceed $500,000 in any fiscal year of the Company; and provided further that, so
                                                       ----------------
long as no Default or Event of Default shall have occurred and be continuing, the Company may repurchase shares of its own issued and outstanding capital stock.

     (S)10.  FINANCIAL COVENANTS.  The Company (which, for purposes of this
             --------- ---------
(S)10, shall mean the Company and its Subsidiaries on a consolidated basis) covenants and agrees that, so long as any Loan, Letter of Credit, Unpaid Reimbursement Obligation or Note is outstanding or the Banks have any obligations to make Loans, or the Agent has any obligation to issue, extend or renew Letters of Credit, hereunder, unless the Majority Banks otherwise agree in writing:

     (S)10.1.  PROFITABILITY.  The Company shall not cause or permit
               -------------
Consolidated Net Income or Consolidated Operating Income for any fiscal quarter of the Company to be less than $1.00.

     (S)10.2.  OPERATING CASH FLOW TO INTEREST CHARGES.  The Company shall not
               ---------------------------------------
cause or permit the ratio of Operating Cash Flow to Interest Charges for any fiscal quarter of the Company to be less than 3.0:1.0.

     (S)10.3.  CURRENT RATIO.  The Company shall not cause or permit the ratio
               -------------
of Consolidated Current Assets to the sum of Consolidated Current Liabilities

plus Loans outstanding at the end of any fiscal quarter of the Company (a) from
----
October 1, 1995 through September 30, 1996 to be less than 1.0:1.0, (b) from October 1, 1996 through September 30, 1997 to be less than 1.5:1.0 and (c) from October 1, 1997 through Final Maturity, to be less than 2.0:1.0.

     (S)10.4.  CONSOLIDATED TANGIBLE NET WORTH.  The Company shall not cause or
              ---------------------- --- -----
permit Consolidated Tangible Net Worth at the end of any fiscal quarter of the Company to be less than the sum of (a) $75,000,000 plus (b) on a cumulative
                                                   ----
basis, commencing with the fiscal quarter ending June 30, 1996, seventy-five percent (75%) of the Consolidated Net Income for each fiscal quarter (calculated without deduction for any net losses) through the fiscal quarter then ended, after preferred stock dividends actually paid by the Company since June 30, 1996 (to the extent permitted by (S)9.13), and as adjusted from time to time to reflect stock splits, distributions (other than repurchases by the Company of its issued and outstanding capital stock, as permitted by (S)9.13), or recapitalizations or reclassifications, plus (c) 100% of the net proceeds received by the Company of any new equity (not including shares of the capital stock of the Company reissued by the Company following the Company's repurchase thereof as permitted by (S)9.13) issued by the Company since June 30, 1996.

     (S)10.5.  LIABILITIES TO NET WORTH RATIO.  The Company shall not cause or
               ------------------------------
permit the ratio of Consolidated Total Liabilities to Consolidated Net Worth at the end of any fiscal quarter of the Company to equal or exceed 1.0:1.0.

     (S)10.6.  TOTAL DEBT TO OPERATING CASH FLOW RATIO.  The Company shall not
               ---------------------------------------
permit the ratio of Total Debt as of the end of any fiscal quarter to Operating Cash Flow for the four consecutive fiscal quarter period ending on such fiscal quarter to be greater than 1.0:1.0.

     (S)11.  EVENTS OF DEFAULT; ACCELERATION.  If any of the following events
             ------ -- -------  ------------
("Events of Default" or, if the giving of notice or the lapse of time or both is required, then, prior to such notice and/or lapse of time, "Defaults") shall occur:

          (a) if the Company shall fail to pay any principal of the Loans, or the Company or any Commerce Subsidiary shall fail to pay any Reimbursement Obligation owing by such Person, in each case within one (1) day following the date on which the same becomes due and payable hereunder, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

          (b) if the Company shall fail to pay any interest on the Loans, any Commitment Fee, any Agent's Fee, any Letter of Credit Fee, or any other sums, in each case within two (2) days following the date on which the same becomes due and payable hereunder, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

          (c) if any of the Commerce Companies shall fail to comply with any of its covenants contained in (S)(S)8 (excluding (S)8.12), 9 and 10 hereof;

          (d) if any of the Commerce Companies shall fail to perform any term, covenant or agreement contained herein or in any of the Loan Documents (other than those specified elsewhere in this (S)11) for fifteen (15) days after written notice of such failure has been given to the Company by the Agent or any Bank;

          (e) if any representation or warranty of any of the Commerce Companies in this Agreement or in any of the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Agreement or the Loan Documents shall prove to have been false in any material respect upon the date when made;

          (f) if any of the Commerce Companies shall fail to pay when due and payable, or within any applicable period of grace, any obligations for borrowed money or in respect of capitalized leases, which obligations exceed $1,000,000 in the aggregate, or fail to observe or perform in any material respect any term, covenant or agreement contained in any material agreement by which it is bound, evidencing or securing borrowed money for such period of time as would permit

(assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof;

          (g) if any of the Company or its Subsidiaries makes an assignment for the benefit of creditors, or admits in writing its inability to pay or generally fails to pay its debts as they mature or become due, or petitions or applies for the appointment of a trustee or other custodian, liquidator or receiver of any of the Company or its Subsidiaries or of any substantial part of the assets of any of the Company or its Subsidiaries or commences any case or other proceeding relating to any of the Company or its Subsidiaries under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or takes any action to authorize or in furtherance of any of the foregoing, or if any such petition or application is filed or any such case or other proceeding is commenced against any of the Company or its Subsidiaries and any of the Company or its Subsidiaries indicates its approval thereof, consent thereto or acquiescence therein;

          (h) if a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating any of the Company or its Subsidiaries bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of the Company or any Subsidiary of the Company in an involuntary case under Federal bankruptcy laws as now or hereafter constituted;

          (i) if there shall remain in force, undischarged, unsatisfied and unstayed, for more than thirty days, whether or not consecutive, any final judgment against any of the Commerce Companies which, with other outstanding final judgments, undischarged, against the Commerce Companies exceeds in the aggregate $1,000,000;

          (j) any of the Commerce Companies shall fail to comply with the covenant contained in (S)8.12 hereof for one Business Day (in the case of the Company) or for two Business Days (in the case of any of the Commerce Subsidiaries), after written notice of such failure has been given to the Company by the Agent or any Bank;

          (k) with respect to any Guaranteed Pension Plan, an ERISA Reportable Event shall have occurred (or in the event that a Subsidiary shall have been acquired with an Employee Benefit Plan subject to an "accumulated funding deficiency" and such "accumulated funding deficiency" shall not have been cured within any grace period specified therefore in (S)9.11(b)) and the Majority Banks shall have determined in their reasonable discretion that such event reasonably could be expected to result in liability of the Company or any ERISA Affiliate to the PBGC or such Guaranteed Pension Plan in an aggregate amount exceeding the amount provided in (S)9.11(b)(i) or (ii), as applicable, and such event in the circumstances occurring reasonably could constitute grounds for the termination of such Guaranteed Pension Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such

Guaranteed Pension Plan; or a trustee shall have been appointed by the United States District Court to administer such Guaranteed Pension Plan; or the PBGC shall have instituted proceedings to terminate such Guaranteed Pension Plan;

          (l) if any of the Loan Documents shall be canceled, terminated, revoked or rescinded otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Banks, or any action at law, suit or in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of any of the Commerce Companies party thereto or any of their respective stockholders, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof;

          (m) (i) any of the Commerce Companies shall be enjoined, restrained or in any way prevented by the order of any court or any administrative or regulatory agency from conducting any material part of its business and such order shall continue in effect for more than thirty (30) days and such inability to conduct its business shall have a material adverse effect on the business or financial condition of the Commerce Companies taken as a whole, or (ii) there shall occur any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy or other casualty, which, in any such case, causes, for more than fifteen (15) consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of any of the Company or its Subsidiaries and which has a material adverse effect or the business or financial condition of the Commerce Companies taken as a whole;

          (n) there shall occur the loss, suspension or revocation of, or failure to renew, any license or permit now held or hereafter acquired by any of the Commerce Companies if such loss, suspension, revocation or failure to renew would have a material adverse effect on the business or financial condition of such Commerce Company;

          (o) any of the Commerce Companies shall be indicted for a state or federal crime, or any civil or criminal action shall otherwise have been brought or threatened against any of the Commerce Companies, a punishment for which in any such case could include the forfeiture of any assets of the such Commerce Company having a fair market value in excess of $1,000,000;

          (p) any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of 20% or more of the outstanding shares of common stock of the Company; or, during any period of twelve consecutive calendar months, individuals who were directors of the Company on the first day of such period shall cease to constitute a majority of the board of directors of the Company; or the Company or one of the Commerce

Subsidiaries shall, except as a result of dispositions permitted by (S)9.9(c), cease to own 100% of the capital stock of each of the Commerce Subsidiaries; or

          (q) (i) the Company or any of its Subsidiaries is obligated to repurchase Commerce Accounts Receivable arising under the Commerce Accounts Receivable Agreement with Sanwa Business Credit Corporation in an aggregate amount equal to or greater than fifty percent (50%) of the amount of Commerce Accounts Receivable outstanding under such agreement at any time, or (ii) a Total Repurchase Event with respect to Commerce Accounts Receivable other than those specified in clause (i) hereof in an aggregate amount equal to or greater than $1,000,000 shall have occurred under one or more of the Commerce Accounts Receivable Agreements;

then, and in any such event, unless the same shall be cured or waived, the Agent may, and, upon the request of the Majority Banks, shall, by notice in writing to the Company, declare all amounts owing with respect to this Agreement and the Notes or the other Loan Documents, and all Reimbursement Obligations to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, notice of intent to accelerate, protest or other notice of any kind, all of which are hereby expressly waived by the Company; provided that
                                                                   --------
in the event of any Event of Default specified in (S)(S)11(g) and 11(h) hereof, all such amounts shall become immediately due and payable automatically and without any requirement of notice from either of the Agent or any Bank; provided, however, that any amounts representing Reimbursement Obligations shall
--------  -------
be held by the Agent as cash collateral pursuant to (S)2A.2(a). In case any one or more of the Events of Default shall have occurred and shall not have been cured or waived, and whether or not the Banks shall have accelerated the maturity of the Loans and Reimbursement Obligations pursuant to the foregoing, any Bank, if such Bank is owed any amount with respect to the Loans or Reimbursement Obligations, may, with the consent of the Majority Banks but not otherwise, proceed to protect and enforce its rights by suit in equity, action at law and/or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement, any of the other Loan Documents or any instrument pursuant to which the obligations of the Company or any of its Subsidiaries to such Bank hereunder are evidenced, including as permitted by applicable law the obtaining of the ex parte appointment of a
                                                 -- -----
receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of such Bank. No remedy herein conferred upon any Bank or holder of the Notes is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

     If any one or more of the Events of Default specified in (S)(S)11(g) and
(h) shall occur, any unused portion of the Total Commitment shall forthwith terminate and each of the Banks shall be relieved of all further obligations to make Loans, and the Agent shall be relieved of all further Obligations to issue, extend or renew Letters of Credit; if any one or more of the Events of Default specified in this (S)11

(other than those specified in (S)(S)11(g) and (h)) shall occur, then the Agent, upon the request of the Majority Banks, shall, by notice to the Company, terminate the unused portion of the Total Commitment, and upon such notice being given such unused portion of the Total Commitment shall terminate immediately and each of the Banks shall be relieved of all further obligations to make Loans, and the Agent shall be relieved of all further Obligations to issue, extend or renew Letters of Credit hereunder. If any such notice is given to the Company, the Agent will forthwith furnish a copy thereof to each of the Banks. No termination of the Total Commitment hereunder shall relieve the Company of any of its existing Obligations to the Banks hereunder or elsewhere.

     (S)12.  SETOFF.  Regardless of the adequacy of any collateral, during the
             ------
continuance of an Event of Default, any deposits or other sums credited by or due from any of the Banks to the Company (but excluding accounts held by the investment group of FNBB or any affiliate of FNBB, for investment services provided to the Company) and any securities or other property of the Company in the possession of such Bank may be applied to or set off against the payment of obligations of the Company hereunder, or under the Notes and any and all other liabilities, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of the Company to such Bank. Each Bank agrees with the other Banks that (i) if an amount to be set off is to be applied to Indebtedness of the Company to a Bank, other than Indebtedness evidenced by the Notes held by all of the Banks, such amount shall be applied ratably to such other Indebtedness and to the Indebtedness evidenced by all such Notes, and (ii) if a Bank shall receive from the Company, whether by voluntary payment, exercise of the right of set-off, counterclaim, cross action, enforcement of the claim evidenced by the Notes held by a Bank by proceedings against the Company at law or in equity or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, and shall retain and apply to the payment of the Note held by a Bank any amount in excess of its ratable portion of the payments received by all of the Banks, such Bank will make such disposition and arrangements with the other Banks with respect to such excess, either by way of distribution, pro tanto assignment of claims, subrogation or
                               --- -----
otherwise as shall result in each Bank receiving, in respect of the Notes held by it, its proportionate payment as contemplated by this Agreement; provided,
                                                                    ---------
however, that if all or any part of such excess payment is thereafter recovered
-------
from such Bank, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

     (S)13.  THE AGENT.
             --- -----

     (S)13.1.  AUTHORIZATION.  The Agent is authorized to take such action on
               -------------
behalf of each of the Banks and to exercise all such powers as are hereunder and in related documents delegated to the Agent, together with such powers as are reasonably incident thereto, provided that no duties or responsibilities not
                             --------
expressly assumed herein or therein shall be implied to have been assumed by the Agent. The relationship between the Agent and the Banks is and shall be that of agent and principal only, and nothing contained in this Agreement or any of the other Loan Documents shall be construed to constitute the Agent as a trustee for any Bank.

     (S)13.2.  EMPLOYEES AND AGENTS.  The Agent may exercise its powers and
               --------- --- ------
execute its duties hereunder by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Agreement and the Notes. The Agent may utilize the services of such Persons as the Agent in its sole discretion may reasonably determine, and all reasonable fees and expenses of any such Persons shall be paid by the Company.

     (S)13.3.  NO LIABILITY.  Neither the Agent nor any of its shareholders,
               -- ---------
directors, officers or employees nor any other Person assisting it in its duties nor any agent or employee thereof, shall be liable for any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by them hereunder under the Notes or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that the Agent or such other Person, as the case may be, may be liable for losses due to its willful misconduct or gross negligence.

     (S)13.4.  NO REPRESENTATIONS.  The Agent shall not be responsible for the
               -- ---------------
execution or validity or enforceability of this Agreement, the Notes or any instrument at any time constituting, or intended to constitute, collateral security for the Notes or for the value of any such collateral security or for the validity, enforceability or collectibility of any such amounts owing with respect to the Notes or for any recitals or statements, warranties or representations herein or made in any certificate or instrument hereafter furnished to either of them by or on behalf of the Company, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any instrument at any time constituting, or intended to constitute, collateral security for the Notes. The Agent shall not be bound to ascertain whether any notice, consent, waiver or request delivered to it by the Company or any holder of any of the Notes shall have been duly authorized or is true, accurate and complete. The Agent has not made nor does it now make any representations or warranties, express or implied, nor does it assume any liability to the Banks with respect to the creditworthiness or financial condition of any Commerce Company. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.

     (S)13.5.  PAYMENTS.
               --------

               (A)  PAYMENTS TO AGENT.  A payment by the Commerce Companies to
                    -------- -- ------
the Agent hereunder or under any of the other Loan Documents for the account of any Bank shall constitute a payment to such Bank. The Agent agrees promptly to distribute to each Bank such Bank's pro rata share of payments received by the
                                    --- ----

Agent for the account of the Banks except as otherwise expressly provided herein or in any of the other Loan Documents.

               (B)  DISTRIBUTIONS BY AGENT.  If in the opinion of the Agent the
                    ------------- -- ------
distribution of any amount received by it in such capacity hereunder, under the Notes or under any of the other Loan Documents might involve it in liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

               (C)  DELINQUENT BANKS.  Notwithstanding anything to the contrary
                    ---------- ------
contained in this Agreement or any of the other Loan Documents, any Bank that fails (i) to make available to the Agent its pro rata share of any Loan or to
                                             --- ----
purchase any Letter of Credit Participation when the conditions precedent to the making of such Loan or the issuance, extension or renewal of such Letter of Credit have been satisfied or (ii) to comply with the provisions of (S)12 with respect to making dispositions and arrangements with the other Banks, where such Bank's share of any payment received, whether by setoff or otherwise, is in excess of its pro rata share of such payments due and payable to all of the
              --- ----
Banks, in each case as, when and to the full extent required by the provisions of this Agreement, shall be deemed delinquent (a "Delinquent Bank") and shall be deemed a Delinquent Bank until such time as such delinquency is satisfied. A Delinquent Bank shall be deemed to have assigned any and all payments due to it from the Company, whether on account of outstanding Loans, Unpaid Reimbursement Obligations, interest, fees or otherwise, to the remaining nondelinquent Banks for application to, and reduction of, their respective pro rata shares of all
                                                       --- ----
outstanding Loans and Unpaid Reimbursement Obligations. The Delinquent Bank hereby authorizes the Agent to distribute such payments to the nondelinquent Banks in proportion to their respective pro rata shares of all outstanding Loans
                                        --- ----
and Unpaid Reimbursement Obligations. A Delinquent Bank shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding Loans and Unpaid Reimbursement Obligations of the nondelinquent Banks, the Banks' respective pro rata shares of all
                                                  --- ----
outstanding Loans and Unpaid Reimbursement Obligations have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency.

     (S)13.6.  HOLDERS OF NOTES.  The Agent may deem and treat the payee of any
               ------- -- -----
Note as the absolute owner or purchaser thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or obligor or by a subsequent holder, assignee or transferee.

     (S)13.7.  INDEMNITY.  The Banks ratably agree hereby to indemnify and hold
               ---------
harmless the Agent from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including any expenses for which the Agent has not been reimbursed by the Company as required by (S)(S)14 and 15 hereof), and liabilities of every nature and character arising out of or related to this Agreement, the Notes, or the transactions contemplated or evidenced hereby or thereby, or the Agent's actions taken hereunder or thereunder, except to the extent that any of the same shall be directly caused by the Agent's willful misconduct or gross negligence.

     (S)13.8.  AGENT AS BANK.  FNBB shall have the same obligations and the same
               ----- -- ----
rights, powers and privileges in respect to its Commitment and the Loans made by it and as the holder of any of the Notes and as the purchaser of any Letter of Credit Participations, as it would have were it not also the Agent.

     (S)13.9.  RESIGNATION.  The Agent may resign at any time by giving sixty
               -----------
(60) days' prior written notice thereof to the Banks and the Company. Upon any such resignation, the Banks shall have the right to appoint a successor Agent from among the Banks. Unless a Default or Event of Default shall have occurred and be continuing, such successor shall be reasonably acceptable to the Company. If no successor Agent shall have been so appointed by the Banks and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be any Bank or any other financial institution reasonably satisfactory to the Banks and having a rating of not less than B or its equivalent by Standard & Poor's Ratings Group or its successor. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation, the provisions of this Agreement shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent. In the event of a material breach of its duties hereunder, the Agent may be removed by the Majority Banks for cause and the provisions of this (S)13 shall apply to the appointment of a successor.

     (S)13.10.  NOTIFICATION OF DEFAULTS AND EVENTS OF DEFAULT.  Each Bank
                ------------ -- -------- --- ------ -- -------
hereby agrees that, upon any employee of such Bank active upon the Company's account learning of the existence of a Default or an Event of Default, it shall promptly notify the Agent thereof. The Agent hereby agrees that upon receipt of any notice of the existence of any Default or Event of Default, it shall promptly notify the other Banks of the existence of such Default or Event of Default.

     (S)14.  EXPENSES.  Whether or not the transactions contemplated hereby
             --------
shall be consummated, the Company will pay (a) the reasonable cost of (i) producing and reproducing this Agreement, the other Loan Documents and the other instruments or agreements mentioned herein, (ii) any taxes (including any interest and penalties in respect thereof) or filing fees payable by the Agent or any of the Banks (other than taxes based upon the Agent's or any Bank's net income) on or with respect to the transactions contemplated by this Agreement (the Company hereby agreeing to indemnify the Agent and each Bank with respect thereto); (b) the reasonable fees, expenses and disbursements of the Agent and the Agent's Special Counsel and counsel for each Bank incurred in connection with the preparation, administration or interpretation of this Agreement or the other Loan Documents and other instruments mentioned herein, any prior discussions between the Company and the Agent relating to proposed extensions of credit to the Commerce Companies, each closing hereunder, and amendments, modifications, approvals, consents or waivers hereto or hereunder, including the cost of Uniform Commercial Code and similar searches conducted with respect to the Commerce Companies and the cost of commercial finance examinations as provided in (S)8.12(b); (c) all reasonable out-of-pocket expenses (including reasonable attorneys' fees and costs, which attorneys may be employees of the Agent or any Bank) incurred by the Agent or any Bank in connection with (i) the enforcement of or preservation of rights under this Agreement or any of the other Loan Documents against the Company or any Subsidiary or the administration thereof after the occurrence of a Default or Event of Default and (ii) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to the Agent's or the Banks' relationship with the Company or any of its Subsidiaries hereunder. The covenants of this (S)14 shall survive payment or satisfaction of payment of amounts owing with respect to the Notes.

     (S)15.  INDEMNIFICATION.  The Company agrees to indemnify and hold harmless
             ---------------
the Agent and the Banks and their respective shareholders, directors, agents, officers, subsidiaries and affiliates from and against any and all claims, actions, causes of action and suits whether groundless or otherwise, and from and against any and all liabilities, losses, damages, settlement payments, obligations and expenses of every nature and character incurred, suffered, sustained or required to be paid by reason of, resulting from or otherwise arising out of this Agreement or any of the other Loan Documents or the transactions contemplated hereby including (a) any actual or proposed use by the Company or any of its Subsidiaries of the proceeds of any of the Loans or Letters of Credit, (b) any actual or alleged infringement of any patent, copyright, trademark, service mark or similar right of the Company or any of its Subsidiaries, (c) the Company or any of its Subsidiaries entering into or performing this Credit Agreement or any of the other Loan Documents or (d) with respect to the Company and its Subsidiaries and their respective properties and assets, the violation of any Environmental Law, or any action, suit, proceeding or investigation brought or threatened with respect to any Hazardous Substances (including claims with respect to wrongful death, personal injury or damage to property), in each case including the reasonable fees and disbursements of counsel and allocated costs of internal counsel incurred in connection with any such investigation, litigation or other proceeding, in each case including, without limitation, the reasonable fees and disbursements of counsel and allocated costs of internal counsel incurred in connection with any such investigation, litigation or other proceeding except to the extent that such claims, actions, suits, liabilities, losses or damages arise solely as a result of the Agent's or any Bank's gross negligence or willful misconduct; provided, however, that the
                                                   --------  -------
gross negligence or willful misconduct of any Bank or the Agent shall not impair, infringe on or limit the rights under this (S)15 of any other Bank or, as the case may be, the Agent which has not committed any gross negligence or willful misconduct. In litigation, or the preparation therefor, the Banks and the Agent shall be entitled to select their own counsel and, in addition to the foregoing indemnity, the Company agrees to pay promptly the reasonable fees and expenses of such counsel as well as any related investment banking, appraisal and other similar professional service fees and expenses. If, and to the extent that the obligations of the Company under this (S)15 are unenforceable for any reason, the Company hereby agrees to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law. The covenants in this (S)15 shall survive payment in full of all other Obligations.

     (S)16.  SURVIVAL OF COVENANTS, ETC.  All covenants, agreements,
             -------- -- ---------  ---
representations and warranties made herein, in the Notes or in any documents or other papers delivered by or on behalf of the Company pursuant hereto shall be deemed to have been relied upon by each of the Agent and the Banks, notwithstanding any investigation heretofore or hereafter made by it, and shall survive the making by the Banks of the Loans, and the issuance, extension and renewal by the Agent of the Letters of Credit, as herein contemplated, and shall continue in full force and effect so long as any amount due under this Agreement or the Notes or any Reimbursement Obligations remains outstanding and unpaid or any Bank has any obligation to make any Loans, or the Agent has any obligation to issue, extend or renew any Letters of Credit, hereunder and for such further time as may be otherwise expressly specified in this Agreement. All statements contained in any certificate or other paper delivered to the Agent or any Bank at any time by or on behalf of the Company pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by the Company hereunder.

     (S)17.  ASSIGNMENT AND PARTICIPATION.
             ---------- --- -------------

     (S)17.1.  CONDITIONS TO ASSIGNMENT BY BANKS.
               ---------- -- ---------- -- -----

               (a) Except as otherwise provided herein, each Bank may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment Percentage and Commitment and the same portion of the Loans at the time owing to it, and the Note held by it and the Letter of Credit Participations purchased by
it); provided that (i) each of the Agent and the Company shall have given its
     --------
prior written consent to such assignment, which consent in the case of the Company will not be unreasonably withheld, (ii) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Bank's rights and obligations under this Agreement, (iii) each assignment shall be in an amount that is at least $5,000,000 and (iv) the parties to such assignment shall execute and deliver to the Agent, for recording in the Register (as hereinafter defined), an Assignment and

Acceptance, substantially in the form of Exhibit E hereto (an "Assignment and
                                         ------- -
Acceptance"), together with any Note subject to such assignment.

               (b) Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, (i) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Bank hereunder and (ii) the assigning Bank shall, to the extent provided in such assignment and upon payment to the Agent of the negotiation fee referred to in (S)17.3, be released from its obligations under this Agreement and the other Loan Documents.

     (S)17.2.  CERTAIN REPRESENTATIONS AND WARRANTIES; LIMITATIONS; COVENANTS.
               ------- --------------- --- ----------  -----------  ---------
By executing and delivering an Assignment and Acceptance, the parties to the assignment thereunder confirm to and agree with each other and the other parties hereto as follows: (a) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, the assigning Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto; (b) the assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or any other Person primarily or secondarily liable in respect of any of the Obligations, or the performance or observance by the Company or any other Person primarily or secondarily liable in respect of any of the Obligations of any of their obligations under this Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (c) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in (S)5.7 and (S)8 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (d) such assignee will, independently and without reliance upon any assigning Bank, the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (e) such assignee represents and warrants that it is an Eligible Assignee; (f) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto; (g) such assignee agrees that it will perform in accordance with its terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Bank; (h) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; and (i) such assignee acknowledges that it has made arrangements with the assigning Bank satisfactory to such assignee with respect to its pro rata share of Letter of Credit Fees in respect of outstanding Letters
       --------
of Credit.

     (S)17.3.  REGISTER.  The Agent shall maintain a copy of each Assignment and
               --------
Acceptance delivered to it and a register or similar list (the "Register") for the recordation of the names and addresses of the Banks and the Commitment Percentages of, and principal amount of the Loans owing to, and the Letter of Credit Participations purchased by the Banks from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Company, the Agent and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Company and the Banks at any reasonable time and from time to time upon prior notice. Upon each such recordation, the assigning Bank agrees to pay or cause the assignee to pay to the Agent a registration fee in the sum of $2,500.

     (S)17.4.  NEW NOTE.  Upon its receipt of an Assignment and Acceptance
               --- ----
executed by the parties to such Assignment and Acceptance, together with the Note subject to such Assignment and Acceptance, the Agent shall (a) record the information contained therein in the Register, and (b) give prompt notice thereof to the Company and the Banks (other than the assigning Bank). Within five (5) Business Days after receipt of such notice, the Company shall execute and deliver to the Agent, in exchange for its surrendered Note, a new Note to the order of such Eligible Assignee, in an amount equal to the amount assumed by such Eligible Assignee pursuant to such Assignment and Acceptance, and, if the assigning Bank has retained some portion of its obligations hereunder, a new Note to the order of such assigning Bank in an amount equal to the amount retained by it hereunder. Such new Note shall provide that it is in replacement of the surrendered Note, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Note, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A hereto. Contemporaneously with the issuance of any new
            ------- -
Note pursuant to this (S)17.4, the Company shall deliver, at its own expense, an opinion of counsel, addressed to the Banks and the Agent, relating to the due authorization, execution and delivery of such new Note and the legality, validity and binding effect thereof, in form and substance satisfactory to the Banks. The surrendered Note shall be canceled and returned to the Company.

     (S)17.5.  PARTICIPATIONS.  Each Bank may sell participations to one or more
               --------------
banks or other entities in all or a portion of such Bank's rights and obligations under this Agreement and the other Loan Documents; provided that (a)
                                                               --------
each such participation shall be in an amount of not less than $5,000,000, (b) any such sale or participation shall not affect the rights and duties of the selling Bank hereunder to the Company and (c) the only rights granted to the participant pursuant to such participation arrangements with respect to waivers, amendments or modifications of this Agreement or the other Loan Documents shall be the rights to approve waivers, amendments or modifications that would reduce the principal of or the interest rate on any Loans, or alter any Letter of Credit Fees, extend the term or increase the amount of the Commitment of such Bank as it relates to such participant, reduce the amount of any Commitment Fees or other fees to which such participant is entitled, or extend any regularly scheduled payment date for principal or interest, provided, that the Banks may sell participations
                       --------
hereunder to their respective affiliates without restriction or limitation.

     (S)17.6.  DISCLOSURE.  The Company agrees that any Bank may disclose
               ----------
information obtained by such Bank pursuant to this Agreement to assignees, potential assignees, participants and potential participants hereunder, with the prior written consent of the Company; provided that such assignees, potential
                                      --------
assignees, participants or potential participants shall agree (a) to treat in confidence such information unless such information otherwise becomes public knowledge, (b) not to disclose such information to a third party and (c) not to make use of such information for purposes of transactions unrelated to such contemplated assignment.

     (S)17.7.  ASSIGNEE OR PARTICIPANT AFFILIATED WITH THE COMMERCE COMPANIES.
               -------- -- ----------- ---------- ---- --- -------- ---------
If any assignee Bank is an Affiliate of any of the Commerce Companies, then any such assignee Bank shall have no right to vote as a Bank hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or other modifications to any of the Loan Documents or for purposes of making requests to the Agent pursuant to (S)12.1 or
(S)12.2, and the determination of the Majority Banks shall for all purposes of this Agreement and the other Loan Documents be made without regard to such assignee Bank's interest in any of the Loans. If any Bank sells a participating interest in any of the Loans or Reimbursement Obligations to a participant, and such participant is any of the Commerce Companies or an Affiliate of any of the Commerce Companies, then such transferor Bank shall promptly notify the Agent of the sale of such participation. A transferor Bank shall have no right to vote as a Bank hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or modifications to any of the Loan Documents or for purposes of making requests to the Agent pursuant to (S)12.1 or (S)12.2 to the extent that such participation is beneficially owned by any of the Commerce Companies or any Affiliate of any of the Commerce Companies, and the determination of the Majority Banks shall for all purposes of this Agreement and the other Loan Documents be made without regard to the interest of such transferor Bank in the Loans to the extent of such participation information to a third party and (c) not to make use of such information for purposes of transactions unrelated to such contemplated assignment.

     (S)17.8.  MISCELLANEOUS ASSIGNMENT PROVISIONS.  Any assigning Bank shall
               ------------- ---------- ----------
retain its rights to be indemnified pursuant to (S)15 and to be reimbursed under
(S)14 with respect to any claims or actions arising prior to the date of such assignments. If any assignee Bank is not incorporated under the laws of the United States of America or any state thereof, it shall, prior to the date on which any interest or fees are payable hereunder or under any of the other Loan Documents for its account, deliver to the Company and the Agent certification as to its exemption from deduction or withholding of any United States federal income taxes. Anything contained in this (S)17 to the contrary notwithstanding, any Bank may at any time pledge all or any portion of its interest and rights under this Agreement (including all or any portion of its Note) to any of the twelve Federal Reserve Banks organized under (S)4 of the Federal Reserve Act, 12 U.S.C.
(S)341. No such pledge or the enforcement thereof shall release the pledgor Bank from its obligations hereunder or under any of the other Loan Documents.

     (S)17.9.  ASSIGNMENT BY THE COMPANY.  The Company shall not assign or
               ---------- -- --- -------
transfer any of its respective rights or obligations under this Agreement or any of the other Loan Documents without the prior written consent of each of the Banks.

     (S)18.  NOTICES, ETC.  Except as otherwise expressly provided in this
             -------  ---
Agreement, all notices and other communications made or required to be given pursuant to this Agreement or the Notes shall be in writing and shall be delivered in hand, mailed by United States first-class mail, postage prepaid, sent by overnight express courier, or sent by telecopier and confirmed by letter, addressed:

             (a)  if to the Company, at
                  Sterling Commerce, Inc.
                  8080 North Central Expressway, Suite 1100
                  Dallas, TX  75206
                  Attention:  George Ellis

             and at
                  Sterling Commerce, Inc.
                  4600 Lakehurst Court
                  Dublin, Ohio 43017
                  Attention:  Steve Shiflet

             or

             (b) if to the Agent or any Bank, at the address set forth for such Person on Schedule 1.1 hereto.
          -------- ---

Any such notice or demand shall be deemed to have been duly given or made and to have become effective if delivered by hand or telecopied or otherwise telecommunicated, to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer, or if sent by registered or certified first-class mail, postage prepaid, three days after the date when mailed, or if sent by overnight mail or overnight courier service to such a responsible officer, when received by such officer.

     (S)19.  GOVERNING LAW.  THIS AGREEMENT AND, EXCEPT AS OTHERWISE
             --------- ---
SPECIFICALLY PROVIDED THEREIN, EACH OF THE OTHER LOAN DOCUMENTS ARE CONTRACTS UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID COMMONWEALTH (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE COMPANY

AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF SUCH COURT AND SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE COMPANY BY HAND AT THE ADDRESS SPECIFIED IN (S)18. THE COMPANY HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT. The parties hereto acknowledge that the foregoing shall not be construed to impose the laws of the Commonwealth of Massachusetts on environmental disputes arising solely under the environmental laws of any other jurisdiction.

     (S)20.  HEADINGS.  The captions in this Agreement are for convenience of
             --------
reference only and shall not define or limit the provisions hereof.

     (S)21.  COUNTERPARTS.  This Agreement and any amendment hereof may be
             ------------
executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

     (S)22.  ENTIRE AGREEMENT, ETC.  THIS AGREEMENT, TOGETHER WITH THE NOTES,
             ------ ---------  ---
THE OTHER LOAN DOCUMENTS AND ANY OTHER DOCUMENTS EXECUTED IN CONNECTION HEREWITH OR THEREWITH REPRESENTS THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

     (S)23.  CONSENTS, AMENDMENTS, WAIVERS, ETC.  Neither this Agreement nor any
             --------  ----------  -------  ---
term hereof may be changed, waived, discharged or terminated, except as provided in this (S)23. Except as otherwise expressly provided in this Agreement, any consent or approval required or permitted by this Agreement to be given by the Banks may be given, and any term of this Agreement or of any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Company of any terms of this Agreement or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Company and the written consent of the Majority Banks. Notwithstanding the foregoing, the rate of interest on the Notes (other than interest accruing pursuant to (S)2.5(b) following the effective date of any waiver by the Majority Banks of the Default or Event of Default relating thereto), the term of the Notes, the amount of the Commitments of the Banks, the scheduled amortization of the Loans, and the amount of Commitment Fees or Letter of Credit Fees hereunder may not be changed, without the written consent of all of the Banks; except for the deactivation of Commerce Subsidiaries pursuant to (S)8.18 hereof and the sale of Subsidiaries permitted by (S)9.7 hereof, no Commerce Subsidiary shall be released from its obligations under the Guaranty without the written consent of all of the Banks; the definitions of Conversion Date, Final Maturity and Majority Banks and the provisions of this sentence may not be amended without the written consent of all of the Banks; a Default or Event of Default under (S)(S)9.1 (but only to the extent of Indebtedness in excess of $500,000), 9.6, 9.8 and 10 may not be waived, and such sections may not be amended without the written consent of all of the Banks; and (S)(S)2.13 and 13 and any Letter of Credit Fees payable to the Agent hereof may not be amended without the written consent of the Agent. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of the Agent or any Bank in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Company shall entitle the Company to other or further notice or demand in similar or other circumstances.

     (S)24.  USURY PROVISION.  It is not the intention of any parties to this
             ----- ---------
Agreement to make an agreement in violation of the laws of any applicable jurisdiction relating to usury. Regardless of any provision of this Agreement, neither the Agent nor any Bank shall ever be entitled to receive, collect or apply, as interest on the Loans, any amount in excess of the maximum amount permitted by applicable law. If under the laws of any applicable jurisdiction there is no legal limitation on the rate of interest that may be charged with respect to an Obligation owing to any Bank or the Agent (including the outstanding principal amount of the Loans, unpaid interest with respect to any Loan, or any other Obligations due and payable under any Loan Document), there shall be no maximum amount applicable to such Obligation, notwithstanding any reference thereto herein or in any of the Loan Documents. The existence of a maximum amount for Obligations owing to any one Bank or the Agent shall not cause such maximum amount to apply to the Obligations owing to any other Bank or the Agent, the maximum amount being independently determined with respect to each Bank or the Agent. If at any time the rate at which interest is payable to any Bank or the Agent on any Loan exceeds the maximum amount, such Loan shall bear interest at the maximum amount only but shall continue to bear interest at the maximum amount until such time as the total amount of interest accrued on such Loan equals (but does not exceed) the total amount of interest which would have accrued thereon had there been no maximum amount applicable thereto. If at the maturity or final payment of such Loan (whether at stated maturity, by acceleration or prepayment or otherwise) the total amount of interest which has then accrued or been paid thereon as provided above (the "Collected Interest") is less than the total amount of interest which would have accrued thereon had there been no maximum amount applicable thereto (the "Unrestricted Interest"), then the Company shall in addition to the Collected Interest pay to each Bank or (as the case may be) the Agent an amount equal to (a) the lesser of the Unrestricted Interest owed or accrued for the benefit of such Bank or (as the case may be) the Agent or the total amount of interest which would have accrued thereon for the benefit of each Bank and the Agent had such Loan at all times borne interest at the maximum amount, minus (b) the

Collected Interest paid for the account of each Bank and the Agent). This
Section 24 shall control every other provision of all agreements pertaining to the transactions contemplated by or contained in this Agreement and the other Loan Documents.

     (S)25.  WAIVER OF JURY TRIAL.  The Company hereby waives its right to a
             ------ -- ---- -----
jury trial with respect to any action or claim arising out of any dispute in connection with this Agreement, the Notes or any of the other Loan Documents, any rights or obligations hereunder or thereunder or the performance of such rights and obligations. The Company (a) certifies that neither any representative, agent or attorney of any Bank has represented, expressly or otherwise, that such Bank would not, in the event of litigation, seek to enforce the foregoing waivers and (b) acknowledges that it has been induced to enter into this Agreement and the other Loan Documents to which it is a party by, among other things, the mutual waivers and certifications herein.

     (S)26.  SEVERABILITY.  The provisions of this Agreement are severable and
             ------------
if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

     (S)27.  DELIVERY IN MASSACHUSETTS.  This Agreement will not take effect
             -------- -- -------------
until it has been duly executed by all parties and delivered, whether in one fully executed document or in counterparts which together comprise one fully executed document, to the Agent at its head office in Boston, Massachusetts.

     IN WITNESS WHEREOF, the undersigned have duly executed this Agreement under seal as of the date first set forth above.

                                   STERLING COMMERCE, INC.


                                   By: ______________________________
                                       Title:

                                   THE FIRST NATIONAL BANK
                                    OF BOSTON, individually and
                                    as Agent


                                   By: ______________________________
                                       Title:

                                   BANK ONE, TEXAS, NATIONAL
                                    ASSOCIATION


                                   By: ______________________________
                                       Title: